                                                                     EXHIBIT 4.9
                                                                     -----------


                                                                  CONFORMED COPY
================================================================================

                                  $150,000,000

                                CREDIT AGREEMENT


                                  dated as of


                                 June 28, 1996


                                     among


                        Abercrombie & Fitch Stores, Inc.

                             A & F Trademark, Inc.


                            The Banks Listed Herein


                        The Chase Manhattan Bank, N.A.,
                            as Administrative Agent

                                      and

                Citibank, N.A. and Morgan Guaranty Trust Company
                           of New York, as Co-Agents


================================================================================
                                                        [CS&M Ref. No. 6700-441]

                               TABLE OF CONTENTS


                                                  Page
                                                  ----


                                   ARTICLE I

                                  DEFINITIONS

SECTION    1.01.  Definitions....................   1
           1.02.  Accounting Terms and
                    Determinations...............  17
           1.03.  Types of Borrowings............  17

                                   ARTICLE II

                                  THE CREDITS

SECTION    2.01.   Commitments to Lend...........  18
           2.02.   Method of Borrowing...........  18
           2.03.   Notes.........................  20
           2.04.   Interest Rate Elections.......  21
           2.05.   Interest Rates................  23
           2.06.   Fees..........................  26
           2.07.   Termination of Commitments....  26
           2.08.   Mandatory Repayments and
                     Prepayments.................  26
           2.09.   Optional Prepayments..........  28
           2.10.   General Provisions as to
                     Payments....................  28
           2.11.   Funding Losses................  29
           2.12.   Computation of Interest.......  30

                                  ARTICLE III

                                   CONDITIONS

SECTION    3.01.   Conditions....................  30

                                                  Page
                                                  ----
                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION    4.01.   Existence and Power...........  32
           4.02.   Corporate and Governmental
                     Authorization; No
                     Contravention...............  32
           4.03.   Binding Effect................  33
           4.04.   Financial Information; Title
                     to Properties...............  33
           4.05.   Litigation....................  33
           4.06.   Compliance with ERISA.........  34
           4.07.   Taxes.........................  34
           4.08.   Subsidiaries..................  34
           4.09.   Not an Investment Company.....  34
           4.10.   Compliance with Laws..........  35
           4.11.   Agreements....................  35
           4.12.   Federal Reserve Regulations...  35
           4.13.   Disclosure....................  35
           4.14.   Solvency......................  36
           4.15.   Trademarks....................  36
           4.16.   Environmental Matters.........  36

                                   ARTICLE V

                                   COVENANTS

SECTION    5.01.   Information...................  37
           5.02.   Payment of Obligations........  39
           5.03.   Maintenance of Property and
                     Rights; Insurance...........  39
           5.04.   Conduct of Business and
                     Maintenance of Existence....  40
           5.05.   Compliance with Laws..........  40
           5.06.   Inspection of Property, Books
                     and Records.................  40
           5.07.   Fiscal Year...................  41
           5.08.   Subsidiaries; Partnerships....  41
           5.09.   Debt..........................  41
           5.10.   Restricted Payments...........  42
           5.11.   Mergers, Consolidations,
                     Acquisitions and Sales of
                     Assets......................  42
           5.12.   Transactions with Affiliates..  43
           5.13.   Sale and Lease-Back
                     Transactions................  43

                                                  Page
                                                  ----

           5.14.   Investments...................  43
           5.15.   Cash Management System........  44
           5.16.   Negative Pledge...............  44
           5.17.   Use of Proceeds...............  45
           5.18.   Grants of Negative Pledges or
                     Dividend Restrictions.......  45
           5.19.   Changes in Accounting.........  45
           5.20.   Coverage Ratio................  46
           5.21.   Leverage Ratio................  46
           5.22.   Capital Expenditures..........  46

                                   ARTICLE VI

                                    DEFAULTS

SECTION    6.01.   Events of Default.............  47
           6.02.   Notice of Default.............  50


                                  ARTICLE VII

                                   THE AGENT

SECTION    7.01.   Appointment and Authorization.  50
           7.02.   Agent and Affiliates..........  51
           7.03.   Action by Agent...............  51
           7.04.   Consultation with Experts.....  51
           7.05.   Liability of Agent............  51
           7.06.   Indemnification...............  52
           7.07.   Credit Decision...............  52
           7.08.   Successor Agent...............  52
           7.09.   Agent's Fees..................  53
           7.10.   Sub-Agents....................  53

                                  ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

SECTION    8.01.   Basis for Determining Interest
                     Rate Inadequate or Unfair...  53
           8.02.   Illegality....................  53
           8.03.   Increased Cost and Reduced
                     Return......................  54
           8.04.   Taxes.........................  56

                                                  Page
                                                  ----

           8.05.   Base Rate Loans Substituted
                     for Affected Fixed Rate
                     Loans.......................  58
           8.06.   Substitution of Bank..........  59

                                   ARTICLE IX

                                 MISCELLANEOUS

SECTION    9.01.  Notices........................  59
           9.02.  No Waivers.....................  60
           9.03.  Expenses; Documentary Taxes;
                    Indemnification..............  60
           9.04.  Sharing of Set-Offs............  61
           9.05.  Amendments and Waivers.........  61
           9.06.  Successors and Assigns.........  62
           9.07.  Collateral.....................  64
           9.08.  Waiver of Trial by Jury........  64
           9.09.  New York Law...................  64
           9.10.  Counterparts; Integration......  65
           9.11.  Several Obligations............  65
           9.12.  Interest Rate Limitation.......  65

SCHEDULES:

        Schedule 1 - Commitments
        Schedule 5.16 - Existing Liens


EXHIBITS:

        Exhibit A - Form of Note
        Exhibit B - Form of Guarantee Agreement
        Exhibit C - Form of Subordination Agreement
        Exhibit D - Forms of Opinions of Counsel

                               CREDIT AGREEMENT


                    AGREEMENT dated as of June 28, 1996, among ABERCROMBIE &
               FITCH STORES, INC., A & F TRADEMARK, INC., the BANKS listed on the signature pages hereof, THE CHASE MANHATTAN BANK, N.A., as Administrative Agent and CITIBANK, N.A. and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Co-Agents.


                             Preliminary Statement
                             ---------------------


          The Borrowers (such term, and all other capitalized terms in this preliminary statement, being used as hereinafter defined) have requested the Banks, subject to the terms and conditions of this Agreement, to extend credit to the Borrowers, in the aggregate principal amount of up to $150,000,000, in the form of (i) the A & F Term Loans to be made by the Banks to A & F on the Effective Date in an aggregate principal amount not in excess of $144,000,000, and (ii) the Trademark Co. Term Loans to be made by the Banks to Trademark Co. on the Effective Date in an aggregate principal amount not in excess of $6,000,000. The proceeds of the Loans shall be used (i) by A & F to fund payments to be made by A & F in respect of inter-company indebtedness owed to The Limited or other subsidiaries of The Limited and dividends or other equity distributions by A & F to Holdings and (ii) by Trademark Co. to fund dividends or other equity distributions by Trademark Co. to The Limited. The proceeds of the dividends or other equity distributions received by Holdings from A & F as provided in clause (i) above shall be used by Holdings to fund dividends or other equity distributions by Holdings to The Limited.

          Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Definitions.  The following terms, as used herein,
                         ------------
have the following meanings:

          "Adjusted Debt" means, at any time, the Borrower Group's Consolidated Debt at such time, excluding (a) any such Debt that constitutes a Subordinated Obligation and (b) any contingent obligation of any member of the Borrower Group as an account party or guarantor thereof in respect of trade letters of credit incurred in the ordinary course of business.

          "Administrative Questionnaire" means, with respect to each Bank, the administrative questionnaire in the form submitted to such Bank by the Agent and submitted to the Agent (with a copy to the Borrowers) duly completed by such Bank.

          "A & F" means Abercrombie & Fitch Stores, Inc., a Delaware corporation, and its successors.

          "A & F Parent" has the meaning set forth in the definition of the term Reorganization.

          "A & F Term Commitment" means, as to any Bank, the obligation of such Bank to make an A & F Term Loan to A & F in an aggregate principal amount not exceeding the amount set forth opposite such Bank's name in Schedule 1 hereto under the caption "A & F Term Commitment".

          "A & F Term Loan" means a loan made by a Bank to A & F pursuant to
Section 2.01(a).

          "Affiliate" means, with respect to any member of the Borrower Group, any Person directly or indirectly controlling, controlled by or under common control with such member of the Borrower Group, but excluding other members of the Borrower Group. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement and the other Loan Documents, each of The Limited and its subsidiaries (other than members of the Borrower Group) shall be deemed to be an Affiliate of each member of the Borrower Group.

          "Agent" means The Chase Manhattan Bank, N.A., in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

          "Assignee" has the meaning set forth in Section 9.06(c).

          "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means at any time a loan outstanding hereunder which bears interest at such time at a rate based on the Base Rate pursuant to a Notice of Borrowing or Notice of Interest Rate Election or pursuant to Article VIII.

          "Borrower Group" means (i) Holdings and its subsidiaries, including A & F, (ii) Trademark Co. and its subsidiaries and (iii) after a Reorganization, A & F Parent and its subsidiaries.

          "Borrowers" means A & F and Trademark Co.

          "Borrowing" has the meaning set forth in Section 1.03.

          "Calculation Period" means a period of four consecutive fiscal quarters of the Borrower Group ending on the last day of a fiscal quarter or fiscal year for which financial statements have been delivered to the Agent pursuant to Section 5.01(a) or 5.01(b).

          "Capital Expenditures" means, with respect to the Borrower Group for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower Group for such period, as the same are (or would be) set forth, in accordance with generally accepted accounting principles, in a consolidated statement of cash flow of the Borrower Group for such period.

          "Cash Available for Principal Payments" means, for any period, the sum (without duplication) of (a) the Borrower Group's Consolidated Net Income for such period, (b) depreciation, amortization and other non-cash items deducted in determining such Consolidated Net Income, (c) interest expense deducted in determining such Consolidated Net Income, to the extent such interest expense constitutes a Primary Subordinated Obligation and (d) income taxes deducted in determining such Consolidated Net Income minus, without duplication, (i) Tax
                                         -----
Sharing Payments made during such period, (ii) Capital Expenditures made during such period and (iii) the amount of any noncash items included in income in determining such Consolidated Net Income.

          "Cash Interest Expense" means, with respect to the Borrower Group for any period, the consolidated interest expense of the Borrower Group for such period excluding, to the extent otherwise included therein, (a) amortization of financing costs paid in a previous period and (b) interest expense that constitutes a Primary Subordinated Obligation.

          "Cash Management System" means the arrangements among The Limited and its subsidiaries for concentrating cash balances for investment and distributing cash balances for application pursuant to open account advances and repayment of advances between and among The Limited and such subsidiaries in the ordinary course of business.

          "Class" has the meaning set forth in Section 1.03.

          "Commitment" means, with respect to each Bank, its A & F Term Commitment or Trademark Co. Term Commitment or both, as the context may require.

          "Consolidated Debt" means, with respect to the Borrower Group at any date, the consolidated Debt of the Borrower Group as of such date.

          "Consolidated EBITDA" means, with respect to the Borrower Group for any period, the sum (without duplication) of (a) the Borrower Group's Consolidated Net Income for such period, excluding extraordinary or nonrecurring gains or losses, plus (b) interest expense deducted in determining such Consolidated Net Income, plus (c) income taxes deducted in determining such Consolidated Net Income, plus (d) depreciation and amortization deducted in determining such Consolidated Net Income.

          "Consolidated Net Income" means, with respect to the Borrower Group for any period, the consolidated net income (or loss) of the Borrower Group for such period.

          "Consolidated Subsidiary" means, with respect to any member of the Borrower Group at any date, any subsidiary or other entity the accounts of which would be consolidated with those of such member of the Borrower Group in its consolidated financial statements if such statements were prepared as of such date.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrowers and the Agent.

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

          "Environmental and Safety Laws" means any and all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, approvals, concessions, grants, franchises, licenses, agreements with Governmental Authorities or other governmental restrictions or requirements binding upon a member of the Borrower Group relating to the environment, or to employee health or safety as it pertains to the use or handling of or exposure to noxious odors or toxic, caustic or radioactive substances, materials or wastes (including, without limitation, petroleum or petroleum products, polychlorinated byphenyls
(PCBs), asbestos or asbestos containing materials) or to the preservation or reclamation of natural resources as a result of the actual or threatened emission, discharge or release of pollutants or contaminants into the environment including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such pollutants, contaminants, toxic, caustic or hazardous substances, materials or wastes or the clean-up or other remediation thereof, including the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1970, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, as amended, and any similar or implementing state law, and all amendments or regulations promulgated hereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Group" means, with respect to any member of the Borrower Group, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such member, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrowers and the Agent.

          "Euro-Dollar Loan" means at any time a loan outstanding hereunder which bears interest at such time at a rate based on the London Interbank Offered Rate or the NIBO Rate pursuant to a Notice of Borrowing or Notice of Interest Rate Election.

          "Euro-Dollar Margin" means (a) 0.400% to and including the earlier of
(i) the first date after a Reorganization on which A & F Parent ceases to be a Wholly-Owned Subsidiary of The Limited and (ii) March 31, 1997, and (b) thereafter, (i) 0.400% during a Level I Pricing Period, (ii) 0.500% during a Level II Pricing Period, (iii) 0.625% during a Level III Pricing Period, and
(iv) 0.750% during a Level IV Pricing Period.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(b).

          "Event of Default" has the meaning set forth in Section 6.01.

          "Excess Cash Flow" means, for any period, an amount equal to the excess, if any, of (a) the sum of (i) 100% of the proceeds (net of underwriting discounts and commissions and out-of-pocket expenses) received by or for the account of A&F Parent during such period in respect of the issuance by A&F Parent of any equity securities, plus (ii) 50% of Cash Available for Principal Payments for such period, over (b) the aggregate principal amount of Loans repaid or prepaid during such period (excluding prepayments pursuant to Section 2.08(d)); provided that, if the period for which Excess Cash Flow is being
          --------
determined is a fiscal quarter, "Cash Available for Principal Payments" for purposes of clause (a)(ii) above shall be an amount equal to 25% of Cash Available for Principal Payments for the period of four consecutive fiscal quarters ended at the end of the fiscal quarter for which such determination is being made.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest

1/100th of l%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that
                                                                ---------
(i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Chase Manhattan Bank, N.A., on such day on such transactions as determined by the Agent.

          "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for
       --------
collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantee Agreement" means the Guarantee Agreement among the Guarantors and the Agent, substantially in the form of Exhibit B hereto, as amended from time to time.

          "Guarantors" means (i) as to the Obligations of each Borrower, each member of the Borrower Group other than the Borrowers, (ii) as to the Obligations of A & F, Trademark Co. and (iii) as to the Obligations of Trademark Co., A & F.

          "Holdings" means Abercrombie & Fitch Holding Corporation, a Delaware corporation, and its successors.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter (or, if available, as determined by the Agent after consultation with the Banks, one or two weeks thereafter), as the applicable Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:
                        --------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) in the case of Interest Periods of one month or longer, any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) if any Interest Period includes a date on which a payment of principal of the Loans of the applicable Class is required to be made under subsection (a) or (b) of Section 2.08 but does not end on such date, then
     (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and
     (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above; and

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the next Quarterly Payment Date that occurs thereafter; provided that:
            --------

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a Euro-

     Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) if any Interest Period includes a date on which a payment of principal of the Loans of the applicable Class is required to be made under subsection (a) or (b) of Section 2.08 but does not end on such date, then
     (i) the principal amount (if any) of each Base Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and
     (ii) the remainder (if any) of each such Base Rate Loan shall have an Interest Period determined as set forth above.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

          "Level I Pricing Period" means any period during which the Pricing Ratio for the most recent Calculation Period is less than or equal to 1.5 to 1.0.

          "Level II Pricing Period" means any period (other than a Level I Pricing Period) during which the Pricing Ratio for the most recent Calculation Period is less than or equal to 2.5 to 1.0.

          "Level III Pricing Period" means any period (other than a Level I Pricing Period or Level II Pricing Period) during which the Pricing Ratio for the most recent Calculation Period is less than or equal to 3.25 to 1.0.

          "Level IV Pricing Period" means any period that is not a Level I Pricing Period, Level II Pricing Period or Level III Pricing Period.

          "Leverage Ratio" means, at any time, the ratio of (a) the Borrower Group's Adjusted Debt at such time to (b) the Borrower Group's Consolidated EBITDA for the most recent Calculation Period.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a member of the Borrower Group shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means an A & F Term Loan or a Trademark Co. Term Loan, whether made as a Base Rate Loan or a Euro-Dollar Loan.

          "Loan Documents" means this Agreement, the Notes, the Guarantee Agreement and the Subordination Agreement.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.05(b).

          "Margin Stock" has the meaning given such term under Regulation U.

          "Material Adverse Effect" means, with respect to the Borrower Group or any member thereof, (i) a materially adverse effect on the business, assets, results of operations or financial condition of the Borrower Group, (ii) material impairment of the ability of the Borrower Group to perform any material Obligation under the Loan Documents, or (iii) material impairment of the rights of or benefits available to the Banks under any Loan Document or the Obligations.

          "Material Debt" means Debt (other than a Subordinated Obligation) of one or more members of the Borrower Group, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $15,000,000.

          "Maturity Date" means June 30, 2001.

          "NIBO Rate" has the meaning set forth in Section 2.05(b).

          "Note" means a promissory note of a Borrower payable to a Bank, substantially in the form of Exhibit A hereto for the applicable Class, evidencing the obligation of the applicable Borrower to repay the Loans made by such Bank to such Borrower, and "Notes" means any of or all such promissory notes issued hereunder.

          "Notice of Borrowing" has the meaning set forth in Section 2.02.

          "Notice of Interest Rate Election" has the meaning set forth in
Section 2.04.

          "Obligations" means, with respect to either Borrower, (a) the due and punctual payment by such Borrower of (i) the principal of and interest on its Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of such Borrower to the Agent and the Banks under this Agreement and the other Loan Documents to which such Borrower is or is to be a party, and (b) the due and punctual performance of all other obligations of such Borrower under this Agreement and such other Loan Documents.

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section 9.06(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code and (i) is maintained by a member of the ERISA Group for employees of a member of the ERISA Group, (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group, or (iii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Pricing Period" means a Level I Pricing Period, Level II Pricing Period, Level III Pricing Period or Level IV Pricing Period.

          "Pricing Ratio" means, for any Calculation Period, the ratio of (a) the Borrower Group's Adjusted Debt as of the last day of such Calculation Period, to (b) the Borrower Group's Consolidated EBITDA for such Calculation Period.

          "Primary Subordinated Obligations" means, with respect to any member of the Borrower Group, all monetary obligations and other liabilities of such member at any time owing to any Affiliate, including, without limitation, the principal of and interest on any Debt owing to any Affiliate; provided that the
                                                              --------
Primary Subordinated Obligations of a member of the Borrower Group shall not include Secondary Subordinated Obligations of such member.

          "Prime Rate" means the rate of interest publicly announced by The Chase Manhattan Bank, N.A., in New York City from time to time as its Prime Rate.

          "Quarterly Payment Date" means each day that is the last Euro-Dollar Business Day preceding the Saturday closest to January 31, April 30, July 31 and October 31 of each year.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reorganization" means (i) the formation by The Limited of a corporation incorporated under the laws of one of the states of the United States of America as a direct Wholly-Owned Subsidiary of The Limited ("A & F Parent"), (ii) the transfer by The Limited to A & F Parent of all the outstanding shares of capital stock of Holdings, Trademark Co. and, at the option of The Limited, the Specified Subsidiary, with the result that each of Holdings and Trademark Co. (and, if so transferred, the Specified Subsidiary) shall be a direct Wholly-Owned Subsidiary of A & F Parent and A & F shall be an indirect Wholly-Owned Subsidiary of A & F Parent and (iii) the execution and delivery by A & F Parent (and, if so transferred, the Specified Subsidiary) of instruments pursuant to which they shall become Guarantors pursuant to the Guarantee Agreement and shall agree to comply with the provisions of this

Agreement applicable to them, all in form and substance satisfactory to the Agent.

          "Required Banks" means at any time Banks with Loans and unused Commitments representing at least 51% of the sum of the aggregate principal amount of Loans outstanding and unused Commitments at such time.

          "Restricted Payment" means, with respect to any member of the Borrower Group, (a) any dividend or other distribution on any shares of such member's capital stock (except dividends payable solely in shares of its common stock),
(b) any payment or other consideration on account of the purchase, repurchase, redemption, retirement or acquisition of (i) any shares of capital stock of any member of the Borrower Group or (ii) any option, warrant or other right to acquire any shares of such capital stock, or (c) any payment or other consideration on account of or in respect of any Subordinated Obligation.

          "Secondary Subordinated Obligations" means, with respect to any member of the Borrower Group, the following:

          (i) Tax Sharing Payments;

          (ii) its monetary obligations, whether in respect of principal, interest or otherwise, in respect of any funds advanced to it pursuant to the Cash Management System after the Effective Date (or, in the case of A & F Parent or any subsidiary thereof that was not a member of the Borrower Group prior to a Reorganization, after a Reorganization);

          (iii) its monetary obligations to Affiliates in respect of accounts payable for inventory and other assets acquired from such Affiliates in the ordinary course of business;

          (iv) its monetary obligations to Affiliates in respect of employee benefit plans maintained for its employees in the ordinary course of business;

          (v) its monetary obligations to reimburse Affiliates for compensation paid to its employees;

          (vi) its monetary obligations to reimburse Affiliates for rents paid to third parties under leases of properties utilized by it, to the extent reasonably allocable to it; and

          (vii) its monetary obligations to reimburse Affiliates for insurance premiums paid to independent insurance carriers (or to Affiliates for self-insurance, in amounts not exceeding fair market premiums), to the extent reasonably allocable to it.

          "Specified Subsidiary" means High Desert Factoring, Inc., a Nevada corporation, and its successors.

          "Subordinated Obligations" means the Primary Subordinated Obligations and the Secondary Subordinated Obligations.

          "Subordination Agreement" means the Subordination Agreement among The Limited, Holdings, the Borrowers and the Agent, substantially in the form of Exhibit C hereto, as amended from time to time.

          "subsidiary" means, with respect to any Person, any corporation or other entity (including any partnership) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Tax Sharing Payments" means payments made by one or more members of the Borrower Group to Affiliates in amounts not exceeding (in the aggregate, for all members of the Borrower Group) the United States federal, state and local income and franchise taxes that would have been payable by the Borrower Group for taxable periods beginning on or after February 4, 1996, if the members of the Borrower Group were not members of consolidated, combined or unitary group with The Limited and its other subsidiaries, taking into consideration all post-February 3, 1996 carry-forwards, deductions and credits that would have been available to the members of the Borrower Group under such circumstances, and provided that such payments are not made in advance of the times that such income and franchise taxes would have been so payable by the members of the Borrower Group; provided that the amount of such payments shall not be
                --------
materially increased as a result of a Reorganization.

          "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof,
(ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency, (iii) time deposits with, including certificates of deposit issued by any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, or (v) any mutual fund managed by a reputable investment manager that invests substantially all of its assets in Investments of the type described in clauses (i), (ii), (iii) or (iv) above; provided in each case that such Investment matures within one year from the date
- --------
of acquisition thereof by a member of the Borrower Group (except that an Investment described in clause (v) above need not satisfy the foregoing maturity requirement, but such Investment shall be subject to redemption on demand and the Investments made by such mutual fund shall satisfy the foregoing maturity requirement).

          "The Limited" means The Limited, Inc., a Delaware corporation, and its successors.

          "Trademark Co." means A & F Trademark, Inc., a Delaware corporation, and its successors.

          "Trademark Co. Term Commitment" means, as to any Bank, the obligation of such Bank to make a Trademark Co. Term Loan to Trademark Co. in an aggregate principal amount not exceeding the amount set forth opposite such Bank's name in
Schedule 1 hereto under the caption "Trademark Co. Term Commitment".

          "Trademark Co. Term Loan" means a loan made by a Bank to Trademark Co. pursuant to Section 2.01(b).

          "Transactions" means the transactions contemplated by the Loan Documents, including the borrowing of the Loans.

          "Type" has the meaning set forth in Section 1.03.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only (a) to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA, or (b) with respect to a Plan that is a Multiemployer Plan as described in Section 4001(a)(3) of ERISA, to the extent of the Unfunded Liabilities of such Plan allocable to any member of the ERISA Group under
Section 4211 of ERISA.

          "Wholly-Owned Subsidiary" means, with respect to any Person, any subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

          SECTION 1.02.  Accounting Terms and Determina-tions.  Unless otherwise
                         -------------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower Group's independent public accountants) with the most recent audited (or, prior to the first time at which audited financial statements are delivered, unaudited) consolidated financial statements of the Borrower Group delivered to the Banks; provided that, if the Borrowers notify the Agent that they wish to amend any
- --------
covenant contained in Article V or the definition of "Pricing Ratio" to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant or such definition (or if the Agent notifies the Borrowers that the Required Banks wish to amend any such covenant or such definition for such purpose), then compliance with such covenant or the calculation of the Pricing Ratio, as the case may be, shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such amendment becomes effective in accordance with this Agreement.

          SECTION 1.03.  Types of Borrowings.  The term "Borrowing" refers to
                         --------------------
the portion of the aggregate principal amount of Loans of any Class outstanding hereunder which bears interest of a specific Type and for a specific

Interest Period (subject to clauses (1)(c) and (2)(b) of the definition of Interest Period) pursuant to a Notice of Borrowing or Notice of Interest Rate Election. Each Bank's ratable share of each Borrowing is referred to herein as a separate "Loan". Borrowings and Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprising such Loans) refers to whether such Loan is an A & F Term Loan or a Trademark Co. Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Euro-Dollar Loan. Borrowings and Loans may be identified by both Class and Type

(e.g., an "A & F Euro-Dollar Loan" is a Loan which is both an A & F Term Loan
- -----
and a Euro-Dollar Loan).


                                  ARTICLE II

                                  THE CREDITS

          SECTION 2.01.  Commitments to Lend.  (a)  A & F Term Loans.  Each Bank
                         --------------------       -----------------
severally agrees, on the terms and conditions set forth in this Agreement, to make a loan to A & F on the Effective Date in an aggregate principal amount not exceeding its A & F Term Commitment.

          (b)  Trademark Co. Term Loans.  Each Bank severally agrees, on the
               -------------------------
terms and conditions set forth in this Agreement, to make a loan to Trademark Co. on the Effective Date in an aggregate principal amount not exceeding its Trademark Co. Term Commitment.

          (c)  Borrowings Ratable.  Each Borrowing under subsection (a) or (b)
               -------------------
of this Section 2.01 shall be made from the Banks ratably in proportion to their respective Commitments of the relevant Class.

          SECTION 2.02.  Method of Borrowing.  (a)  Each Borrower shall give the
                         --------------------
Agent notice (a "Notice of Borrowing") not later than 10:00 A.M. (New York City time) on the Effective Date (if all Borrowings to be made on such date are to be comprised of Base Rate Loans) or at least two

Euro-Dollar Business Days before the Effective Date (if any Borrowing to be made on such date is to be comprised of Euro-Dollar Loans) (or such later time as the Agent shall agree to accept such notice), specifying:

          (i) the Effective Date, which shall be a Euro-Dollar Business Day;

          (ii) the aggregate amount of the Borrowing to be made by each Borrower on the Effective Date, which shall be $5,000,000 or a larger multiple of $1,000,000;

          (iii) whether the Loans comprising such Borrowings are to be Base Rate Loans or Euro-Dollar Loans; and

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrowers.

          (c) Not later than 12:00 Noon (New York City time) on the Effective Date, each Bank shall make available its share of the Borrowings to be made on such date, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the respective Borrowers at the Agent's aforesaid address.

          (d) Unless the Agent shall have received notice from a Bank prior to the Effective Date that such Bank will not make available to the Agent such Bank's share of the Borrowings to be made on such date, the Agent may assume that such Bank has made such share available to the Agent on such date in accordance with subsection (c) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the applicable Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available by the Agent until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05, and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount in respect of a Borrowing, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.03.  Notes.  (a)  Each Bank's Loans to a Borrower shall be
                         ------
evidenced by a separate Note (in the form applicable to such Class) payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to (i) in the case of its Note evidencing A & F Term Loans, the aggregate principal amount of A & F Term Loans made by such Bank (or its predecessor in interest) on the Effective Date and (ii) in the case of its Note evidencing Trademark Co. Term Loans, the aggregate principal amount of Trademark Co. Term Loans made by such Bank (or its predecessor in interest) on the Effective Date.

          (b) Each Bank may, by notice to the applicable Borrower and the Agent, request that its Loans of a particular Type and Class be evidenced by a separate Note. Each such Note shall be in substantially the form of Exhibit A hereto applicable to the relevant Class with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type. Each reference in this Agreement to the "Note" or "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note or Notes pursuant to Section 3.01(b), the Agent shall forward such Note or Notes to such Bank. Each Bank shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the applicable Borrower with respect thereto, and prior to any transfer of any of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the
                                                             --------
failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the applicable Borrower hereunder or under the Notes.

Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.04.  Interest Rate Elections.  (a)  The initial Type of
                         ------------------------
Loans comprising each Borrowing, and the duration of the initial Interest Period applicable thereto if they are initially Euro-Dollar Loans, shall be as specified in the Notice of Borrowing. Thereafter, each Borrower may from time to time elect to change or continue the Type of, or the duration of the Interest Period applicable to, the Loans made to such Borrower included in any Borrowing (excluding overdue Loans and subject in each case to the provisions of the definition of Interest Period and Article VIII), as follows:

          (i) if such Loans are Base Rate Loans, such Borrower may elect to designate such Loans as Euro-Dollar Loans, may elect to continue such Loans as Base Rate Loans for an additional Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans and Euro-Dollar Loans; and

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to designate such Loans as Base Rate Loans, may elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans and Euro-Dollar Loans.

Notwithstanding the foregoing, a Borrower may not elect an Interest Period for Euro-Dollar Loans unless (A) the aggregate outstanding principal amount of such Euro-Dollar Loans to which such Interest Period will apply is at least $5,000,000 and (B) such election will not result in the total number of outstanding Euro-Dollar Borrowings of a Borrower exceeding five at any time.

          (b) Any election permitted by subsection (a) of this Section may become effective on any Euro-Dollar Business Day specified by the applicable Borrower (the "Election Date"); provided that such Borrower may not specify an
                                --------
Election Date with respect to an outstanding Euro-Dollar Loan that is not the last day of the Interest Period therefor. Each such election shall be made by a Borrower by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 10:00 A.M. (New York

City time) at least one Domestic Business Day before the Election Date, if all the resulting Loans will be Base Rate Loans, and at least three Euro-Dollar Business Days before the Election Date, if the resulting Loans will include Euro-Dollar Loans. Each Notice of Interest Rate Election shall specify with respect to the outstanding Loans to which such notice applies:

          (i) the Election Date;

          (ii) if the Type of Loan is to be changed, the new Type of Loan and, if such new Type is a Euro-Dollar Loan, the duration of the first Interest Period applicable thereto;

          (iii) if such Loans are Euro-Dollar Loans and the Type of such Loans is to be continued for an additional or different Interest Period, the duration of such additional or different Interest Period; and

          (iv) if such Loans are to be designated as a combination of Base Rate Loans and Euro-Dollar Loans, the information specified in clauses (i) through (iii) above as to each resulting Borrowing and the aggregate amount of each such Borrowing.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period and the last sentence of subsection (a) of this Section.

          (c) Upon receipt of a Notice of Interest Rate Election, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of each Borrowing affected thereby and such notice shall not thereafter be revocable by the Borrower.

          (d) If a Borrower (i) fails to deliver a timely Notice of Interest Rate Election to the Agent electing to continue or change the Type of, or the duration of the Interest Period applicable to, the Loans included in any Borrowing as provided in this Section and (ii) has not theretofore delivered a notice of prepayment relating to such Loans, then such Borrower shall be deemed to have given the Agent a Notice of Interest Rate Election electing to change the Type of such Loans to (or continue the Type thereof as) Base Rate Loans, with an Interest Period commencing on the last day of the then current Interest Period.

          SECTION 2.05.  Interest Rates.  (a)  Each Base Rate Loan shall bear
                         ---------------
interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the applicable Euro-Dollar Margin at the time plus
(i) if such Euro-Dollar Loan has an Interest Period of one or two weeks duration, the applicable NIBO Rate, or (ii) otherwise, the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          The "London Interbank Offered Rate" means, with respect to any Euro-Dollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Euro-Dollar Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not so available at such time for any reason, then the "London Interbank Offered Rate" with respect to such Euro-Dollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Euro-Dollar Business Days prior to the commencement of such Interest Period.

          "NIBO Rate" means, with respect to any Euro-Dollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/16th of 1%) equal to the interest rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered in immediately available funds to the Administrative Agent at the Eurodollar lending offices where its foreign currency and exchange operations and Eurodollar funding operations are customarily conducted in the international interbank market at approximately 10:00 A.M., New York City time, two Euro-Dollar Business Days prior to the commencement of such Interest Period.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

          (c) Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the applicable Euro-Dollar Margin at the time plus the London Interbank Offered Rate or NIBO Rate, as the case may be, applicable to such Loan and (ii) the applicable Euro-Dollar Margin at the time plus the rate per annum at which one-day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to The Chase Manhattan Bank, N.A., are offered to The Chase Manhattan Bank, N.A., in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).

          (d) For so long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the applicable Borrower to pay, contemporaneously with each payment of interest on any Euro-Dollar Loan of such Bank to such Borrower, additional interest on such Euro-Dollar Loan for the Interest Period of such Euro-Dollar Loan at a rate per annum up to but not exceeding the excess of (i)(A) the applicable London Interbank Offered Rate or NIBO Rate, as the case may be, divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the rate specified in the preceding clause (i)(A). Any Bank wishing to require payment of such additional interest pursuant to the preceding sentence (x) shall so notify the applicable Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank to such Borrower shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the applicable Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on such Euro-Dollar Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this subsection (d) (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by
it). Each such certificate shall be accompanied by such information as the applicable Borrower may reasonably request as to the computation set forth therein.

          (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the applicable Borrower and the participating Banks by telecopy, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. For purposes of determining the Euro-Dollar Margin, Pricing Periods shall be determined based upon the Pricing Ratio for the most recent Calculation Period. Any change in Pricing Periods shall be effective on and as of the date of delivery to the Agent of financial statements pursuant to

Section 5.01(a) or (b) indicating a change in the Pricing Ratio.

          SECTION 2.06.  Fees.  The Borrowers jointly and severally agree to pay
                         -----
to the Agent on the Effective Date the fees separately agreed to be payable on the Effective Date, for distribution among the Banks as separately agreed.

          SECTION 2.07.  Termination of Commitments.  The  Commitments shall
                         ---------------------------
automatically terminate at the close of business on the Effective Date or, if the Effective Date does not occur on or prior to July 12, 1996, at the close of business on such date.

          SECTION 2.08.  Mandatory Repayments and Prepayments.  (a)  The
                         -------------------------------------
Borrowers shall repay the Loans in an aggregate principal amount equal to $10,000,000 on June 30 of each year and $25,000,000 on December 31 of each year, commencing on and including June 30, 1997, and ending on and including the Maturity Date.

          (b) Any and all Loans outstanding on the Maturity Date shall be due and payable on such date.

          (c) In the event that either Holdings or Trademark Co. ceases to be a direct Wholly-Owned Subsidiary of The Limited at any time prior to a Reorganization, or a direct Wholly-Owned Subsidiary of A & F Parent at any time after a Reorganization, the Borrowers shall prepay all Loans then outstanding at such time. In the event that A & F is neither a direct Wholly-Owned Subsidiary of Holdings nor a direct Wholly-Owned Subsidiary of A&F Parent at any time, the Borrowers shall prepay all Loans then outstanding at such time. In the event that at any time after a Reorganization The Limited ceases to own directly at least 80% of the outstanding capital stock of A & F Parent, or for any other reason A & F Parent and its consolidated subsidiaries cease to be consolidated subsidiaries of The Limited, then the Borrowers shall prepay all Loans then outstanding at such time.

          (d) In the event that at any time on or after the date of a Reorganization A&F Parent ceases to be a direct Wholly-Owned Subsidiary of The Limited (i) as promptly as practicable after the end of each fiscal quarter of the Borrower Group (and in any event by the time that financial statements are required to be delivered with respect to such fiscal quarter), commencing with the fiscal quarter during which A&F Parent ceases to be a direct Wholly-Owned Subsidiary of The Limited, the Borrowers shall prepay Loans in an aggregate principal amount equal to Excess Cash Flow with respect to such fiscal quarter, provided that the Borrowers shall not be required to make any prepayment pursuant to this clause
(i) after making the prepayment in respect of the fiscal quarter during which the aggregate principal amount of the Loans is reduced to less than $50,000,000, and (ii) as promptly as practicable after the end of each successive period of four consecutive fiscal quarters commencing at the end of the last fiscal quarter for which a prepayment was required pursuant to clause (i) above (and in any event by the time that financial statements are required to be delivered with respect to the last fiscal quarter included in such period), the Borrowers shall prepay Loans in an aggregate principal amount equal to Excess Cash Flow with respect to such period.

          (e) On the date of each repayment or prepayment of Loans pursuant to this Section, the applicable Borrower shall pay interest accrued on the principal amount repaid or prepaid to the day of repayment or prepayment. The repayments and prepayments of the Loans required by the respective subsections of this Section and the optional prepayments permitted by Section 2.09 are separate and cumulative, so that any one such repayment or prepayment shall reduce any other repayment or prepayment only as and to the extent specified in subsection (g) of this Section.

          (f) Prior to the date of each mandatory repayment or prepayment pursuant to this Section, the applicable Borrower shall, by notice to the Agent given not later than 11:00 A.M. (New York City time) on (i) the Domestic Business Day prior to the date of repayment or prepayment of any Base Rate Borrowing, and (ii) the third Euro-Dollar Business Day prior to the date of repayment or prepayment of any Euro-Dollar Borrowing, select which outstanding Borrowings of the required Class are to be repaid or prepaid; provided that such
                                                              --------
Borrower shall not elect to prepay any Euro-Dollar Borrowing if a Base Rate Borrowing of the required Class is outstanding. If the applicable Borrower fails to deliver any such notice by the time specified above, it shall be deemed to have notified the Agent to apply such repayment or prepayment, first, to any Base Rate Borrowing of the required Class then outstanding and, second, to Eurodollar Borrowings of the required Class in chronological order based upon the last day of their respective Interest Periods (allocating first to the Eurodollar Borrowing with the least number of days in its remaining Interest Period). Upon receipt of such notice, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment, and such notice shall not thereafter be revocable by the applicable Borrower. Each such repayment or prepayment shall be applied to repay or prepay ratably the respective Loans included in the Borrowings so selected.

          (g)  Each prepayment of Loans pursuant to Section 2.09 or subsection
(d) of this Section shall be applied to reduce repayments scheduled to be made pursuant to subsection (a) of this Section pro rata.

          SECTION 2.09.  Optional Prepayments.  (a)  A Borrower may, upon at
                         ---------------------
least one Domestic Business Day's notice to the Agent, in the case of Base Rate Borrowings, or three Euro-Dollar Business Days' notice to the Agent, in the case of Euro-Dollar Borrowings, prepay any Borrowing in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such notice of prepayment shall specify which outstanding Borrowing is to be prepaid in connection therewith. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

          (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the applicable Borrower.

          SECTION 2.10.  General Provisions as to Payments.  (a)  Each Borrower
                         ----------------------------------
shall make each payment of principal of, and interest on, its Loans and of fees payable by it hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.11.  Funding Losses.  If any payment of principal with
                         ---------------
respect to any Euro-Dollar Loan (pursuant to Article II, VI or VIII or otherwise) is made on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.05(c), or if a Borrower fails to borrow, continue or prepay any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.02,
2.04 or 2.08, the applicable Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow; provided that such Bank shall have delivered to such Borrower
                   --------
a certificate setting forth the amount of such loss or expense and a summary computation thereof, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.12.  Computation of Interest.  Interest based on the Prime
                         ------------------------
Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                                  ARTICLE III

                                  CONDITIONS

          SECTION 3.01.  Conditions.  This Agreement shall become effective on
                         -----------
the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

          (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) receipt by the Agent for the account of each Bank of a duly executed Note or Notes, dated on or before the Effective Date complying with the provisions of Section 2.03;

          (c) receipt by the Agent of opinions of each of Samuel P. Fried, Esq., and Davis Polk & Wardwell, in each case as counsel for the Borrowers and their respective Affiliates that are parties to the Loan Documents, substantially in the forms of Exhibits D-1 and D-2 hereto, respectively, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request, and receipt by the Agent of an opinion of Cravath, Swaine & Moore, counsel for the Agent, substantially in the form of Exhibit D-3 hereto;

          (d) receipt by the Agent of a Notice of Borrowing as required by
     Section 2.02;

          (e) immediately after the Borrowings to be made on such date, no Default shall have occurred and be continuing;

          (f) the representations and warranties of each of the Borrowers contained in this Agreement and the other Loan Documents shall be true on and as of such date;

          (g) receipt by the Agent of a certificate signed by the President, any Vice President, the Treasurer or an attorney-in-fact of each of the Borrowers, dated the Effective Date, to the effect set forth in clauses (e) and (f) above;

          (h) receipt by the Agent of counterparts of the Guarantee Agreement duly executed by the parties thereto;

          (i) receipt by the Agent of counterparts of the Subordination Agreement, duly executed by the parties thereto;

          (j) the Banks shall be satisfied that, after giving effect to the advance of the Loans and application of the proceeds thereof, the Borrower Group shall have sufficient liquidity to satisfy their current liabilities (including interest payments in respect of the Loans) and meet their working capital needs on an ongoing basis;

          (k) the fact that (i) there shall not have occurred a material adverse change in the business, assets, results of operations or financial condition of the Borrower Group since February 3, 1996, and (ii) there is no action, suit or proceeding pending or threatened against or affecting any member of the Borrower Group or any of its Affiliates in which there is a reasonable possibility of an adverse decision that would reasonably be expected to materially adversely affect the ability of either Borrower to perform any of its obligations under the Loan Documents or the rights of the Banks thereunder or the ability of the Banks to exercise such rights;

          (l) receipt by the Agent of (i) all fees and other compensation payable to the Agent or the Banks on or prior to the Effective Date pursuant to their agreements with the Borrowers and (ii) reimbursement of all expenses of the Agent for which the Borrowers are liable hereunder to the extent invoices therefor have been presented; and

          (m) receipt by the Agent of all documents it may reasonably request relating to the existence of each of the Borrowers and the Guarantors, the corporate authority for and the validity of the Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that this Agreement shall not become effective or be binding on any
- --------
party hereto unless all of the foregoing conditions are satisfied not later than July 12, 1996.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          Each Borrower represents and warrants that:

          SECTION 4.01.  Existence and Power.  Each member of the Borrower Group
                         --------------------
is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted or proposed to be conducted.

          SECTION 4.02.  Corporate and Governmental Authorization; No
                         --------------------------------------------
Contravention.  The execution, delivery and performance by each member of the
- --------------
Borrower Group of the Loan Documents to which it is or is to be a party and the consummation of the Transactions are within its powers, have been duly authorized by all necessary action on the part of such member and its stockholders, require no action by or in respect of, or filing with, any Governmental Authority (other than such as have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or By-laws of such member or of any judgment, injunction, order or decree or any material agreement or other material instrument binding upon such member or result in the creation or imposition of any Lien on any asset of such member, in each case both before and after giving effect to the Transactions.

          SECTION 4.03.  Binding Effect.  This Agreement constitutes a valid and
                         ---------------
binding agreement of the Borrowers and the other Loan Documents to which any member of the Borrower Group is to be a party, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such member, in each case enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

          SECTION 4.04.  Financial Information; Title to Properties.  (a)  The
                         -------------------------------------------
unaudited combined balance sheet of the Borrower Group as of February 3, 1996, and the related unaudited combined statement of income for the fiscal year then ended, copies of which have been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles (except for the absence of footnotes), the financial position of the Borrower Group as of such date and the results of its operations for such year.

          (b) The unaudited combined balance sheet of the Borrower Group as of May 4, 1996, and the related combined unaudited statement of income for the 13-week period then ended fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section (except for the absence of footnotes and otherwise as disclosed therein), the financial position of the Borrower Group as of such date and the results of its operations for such periods (subject to normal year-end adjustments).

          (c) Since February 3, 1996, there has been no material adverse change in the business, results of operations or financial condition of the Borrower Group.

          (d) A & F has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or proposed to be conducted or to utilize such properties and assets for their intended purposes.

          SECTION 4.05.  Litigation.  There is no injunction, stay, decree or
                         -----------
order of any Governmental

Authority or any action, suit or proceeding pending against, or to the knowledge of either Borrower threatened against or affecting, any member of the Borrower Group before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision that would reasonably be expected to have a Material Adverse Effect.

          SECTION 4.06.  Compliance with ERISA.  Each member  of the ERISA Group
                         ----------------------
(a) has fulfilled its material obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan, (b) is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code and (c) has not incurred any material liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA; provided that this
                                                      --------
sentence shall not apply to (i) any member of the ERISA Group described in
Section 414(m) of the Internal Revenue Code (other than The Limited or a subsidiary thereof) or any Plan maintained by such a member or (ii) any Plan referred to in clause (iii) of the definition of "Plan" herein (a "Multiemployer Plan"). The Limited and its subsidiaries have made all material payments to Multiemployer Plans which they have been required to make under the related collective bargaining agreement or applicable law.

          SECTION 4.07.  Taxes.  All United States Federal income tax returns
                         ------
and all other material tax returns which are required to be filed by any member of the Borrower Group (or the consolidated group of which it is a member) and all taxes shown to be due on such returns or pursuant to any assessment received by any such member (or such consolidated group) have been paid, except where the same may be contested in good faith by appropriate proceedings.

          SECTION 4.08.  Subsidiaries.  Holdings does not have any subsidiaries
                         -------------
other than A & F, which is a Wholly-Owned Subsidiary of Holdings. Neither A & F nor Trademark Co. has any subsidiaries.

          SECTION 4.09.  Not an Investment Company.  No member of the Borrower
                         --------------------------
Group is an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.10.  Compliance with Laws.  No member of the Borrower Group
                         ---------------------
is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree applicable to it of any Governmental Authority, that (individually or in the aggregate) would reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.11.  Agreements.  (a)  No member of the Borrower Group is a
                         -----------
party to any agreement or instrument or subject to any corporate restriction that has resulted or would reasonably be expected to result in a Material Adverse Effect.

          (b) No member of the Borrower Group is in default in any manner under any agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default would reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.12.  Federal Reserve Regulations.  No member of the Borrower
                         ----------------------------
Group is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          SECTION 4.13.  Disclosure.  All information (excluding projected
                         -----------
financial information) furnished in writing by any member of the Borrower Group or any of its Affiliates to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby was true and accurate in all material respects or based on reasonable estimates on the date as of which such information was stated or certified. The Borrowers have disclosed to the Banks in writing any and all facts (other than prevailing economic conditions affecting similarly situated businesses generally) known to any officer of either Borrower which materially and adversely affect or may materially and adversely affect (to the extent either Borrower can now reasonably foresee) the business, financial position or results of operations of the Borrower Group. All projected financial information which has been furnished by any member of the Borrower Group or any of its Affiliates to the Agent or any Bank was, at the time so furnished, believed by such member to have been prepared in a reasonable manner and based on reasonable assumptions with respect to the business, financial position or results of operations of the Borrower Group; provided that no
                --------
representation is made by either Borrower that the future results of the Borrower Group will equal those set forth in such projected financial information.

          SECTION 4.14.  Solvency.  As of the Effective Date, after giving
                         ---------
effect to the Transactions (including the application of the proceeds of the Loans and the incurrence of all Debt to be incurred by the respective Borrowers on the Effective Date), (a) the fair salable value of the assets of each member of the Borrower Group will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they mature; (b) the assets of each member of the Borrower Group will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted; and (c) each member of the Borrower Group does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations).

          SECTION 4.15.  Trademarks.  All trademarks and tradenames material to
                         -----------
the business of the Borrower Group (including, without limitation, rights with respect to the name "Abercrombie & Fitch") are owned by Trademark Co.

          SECTION 4.16.  Environmental Matters.  Each member of the Borrower
                         ----------------------
Group has complied with all Environmental and Safety Laws, except for any non-compliance that, individually or in the aggregate, could not reasonably be anticipated to result in a Material Adverse Effect. No member of the Borrower Group has received notice of any failure so to comply which alone or together with any other such failure could result in a Material Adverse Effect. In the case of A & F, its facilities do not treat, store or dispose of any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in any Environmental and Safety Laws, in violation thereof where such violation could result, individually or together with other violations, in a Material Adverse Effect.

                                                                              37
                                   ARTICLE V

                                   COVENANTS

          Each Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Loan Document remains unpaid:

          SECTION 5.01.  Information.  The Borrowers will deliver to each of
                         ------------
the Banks:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower Group, combined (or, following a Reorganization, consolidated) balance sheets of the Borrower Group as of the end of such fiscal year and the related combined (or, following a Reorganization, consolidated) statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Coopers & Lybrand or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower Group, combined (or, following a Reorganization, consolidated) balance sheets of the Borrower Group as of the end of such quarter and the related combined (or, following a Reorganization, consolidated) statements of income and cash flows for such quarter and for the portion of the Borrower Group's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower Group's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of each Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of each Borrower
     (i) setting forth in reasonable detail the calculations required to determine the Pricing Ratio for the most recent Calculation Period and (with respect to financial statements for periods that compliance is required) to establish whether the Borrowers were in compliance with the requirements of Sections 5.20, 5.21 and 5.22 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto and (iii) stating whether, since the date of the most recent financial statements previously delivered pursuant to this Section, there has been any material change in the generally accepted accounting principles applied in the preparation of such statements and, if so, describing such change;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to sub-clause (i) of clause (c) above;

          (e) promptly following the end of each period with respect to which any prepayment is required pursuant to Section 2.08(d), a certificate of the chief financial officer or chief accounting officer of each Borrower setting forth a reasonably detailed calculation of Excess Cash Flow for such period;

          (f) within five days after any executive or financial officer of either Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of an executive or financial officer of such Borrower setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

          (g) if and when any executive or financial officer of either Borrower obtains knowledge that any member of the ERISA Group (i) has given or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any

     Plan which might constitute grounds for or result in a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) has received notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) has received notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

          (h) prompt notice of the occurrence of the Reorganization and of any event that results in A & F Parent ceasing to be a Wholly-Owned Subsidiary of The Limited; and

          (i) from time to time such additional information regarding the financial position or business of any member of the Borrower Group as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02.  Payment of Obligations.  Each member of the Borrower
                         -----------------------
Group will pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except in connection with a good faith contest with the applicable obligee, and will maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          SECTION 5.03.  Maintenance of Property and Rights; Insurance.  (a)  A
                         ----------------------------------------------
& F will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) A & F will insure and keep insured, with reputable insurance companies, so much of its properties and such of its liabilities for bodily injury or property damage, to such extent and against such risks (including fire), as companies engaged in similar businesses customarily insure properties and liabilities of similar character; or, in lieu thereof, A & F will maintain or participate in a system or systems of self-insurance which will be in accord with the customary practices of companies engaged in similar business in maintaining or participating in such systems.

          SECTION 5.04.  Conduct of Business and Maintenance of Existence.  Each
                         -------------------------------------------------
member of the Borrower Group will continue to engage in business of the same general type as now conducted, and will preserve, renew and keep in full force and effect their respective existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except any such right, privilege or franchise the failure of which to keep in full force and effect would not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.05.  Compliance with Laws.  Each member of the Borrower
                         ---------------------
Group will comply with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental and Safety Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply, either alone or combined with other failures to comply, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.06.  Inspection of Property, Books and Records.  Each member
                         ------------------------------------------
of the Borrower Group will keep books, records and accounts in which transactions are recorded as necessary to (i) permit preparation of Borrower Group's consolidated financial statements in accordance with generally accepted accounting principles and (ii) permit their Affiliates to comply with the requirements of Section 13(b)(2) of the Securities Act of 1934 as in effect from time to time; and will permit representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired; provided that (a) reasonable advance
                                       --------
notice shall be given to such member of any such visit or inspection of properties and (b) such member shall be afforded an opportunity to participate in any such discussions with independent public accountants. A Bank will not publish or disclose to any third Person any information gained under any inspection conducted pursuant to this Section 5.06 or information obtained pursuant to Section 5.01(i) unless and until such information is or becomes a matter of public knowledge through no fault of such Bank or is lawfully acquired by such Bank without restrictions of confidentiality, except (i) as such Bank deems it necessary in connection with the enforcement of its rights arising out of any Default or as required by law or with respect to disclosures to bank regulatory authorities or the independent auditors or counsel or the employees, officers or directors of such Bank, (ii) disclosures to any actual or potential participant or, with the prior written consent of the applicable Borrower, assignee (a "Transferee") of such Bank's rights under this Agreement who signs a confidentiality agreement containing provisions substantially similar to those contained in this sentence; provided that such Bank shall promptly notify the Borrowers of the identity of
- --------
such actual or potential Transferee, or (iii) as consented to by either Borrower in writing.

          SECTION 5.07.  Fiscal Year.  Each member of the Borrower Group will
                         ------------
cause its fiscal year to end on the Saturday closest to January 31 in each year.

          SECTION 5.08.  Subsidiaries; Partnerships.  No member of the Borrower
                         ---------------------------
Group will have any subsidiaries without the prior written consent of the Required Banks, except that a member of the Borrower Group may have a subsidiary that is both a Wholly-Owned Subsidiary and a Guarantor under the Guarantee Agreement. No member of the Borrower Group will enter into any partnership or joint venture.

          SECTION 5.09.  Debt.  No member of the Borrower Group will incur or at
                         -----
any time be liable with respect to any Debt, except:

          (a) Debt outstanding under this Agreement and the other Loan
     Documents;

          (b) Debt of members of the Borrower Group owing to other members of the Borrower Group;

          (c) Debt constituting Subordinated Obligations; and

          (d) (i) contingent obligations as an account party in respect of trade letters of credit incurred in the ordinary course of its business and (ii) reimbursement obligations in respect of any drawing under any such letter of credit that is paid within one Domestic Business Day.

          SECTION 5.10.  Restricted Payments.  No member of the Borrower Group
                         --------------------
will declare or make or agree to make, directly or indirectly, any Restricted Payment, except:

          (a) the distribution by Trademark Co. as a dividend or other equity distribution of its rights in respect of inter-company indebtedness owed to Trademark Co. by A&F; provided that such inter-company indebtedness is
                           --------
     distributed by Trademark Co. on or promptly following the Effective Date and is paid by A&F with the proceeds of A&F Term Loans;

          (b) Restricted Payments made on, or within five Domestic Business Days after, the Effective Date with the proceeds of the Loans;

          (c) dividends or other distributions on shares of its capital stock consisting solely of instruments evidencing Debt of such member that constitutes a Primary Subordinated Obligation;

          (d) Restricted Payments paid to another member of the Borrower Group; and

          (e) so long as no Default has occurred and is continuing or would result from such payment, payments in respect of its Secondary Subordinated Obligations.

          SECTION 5.11.  Mergers, Consolidations, Acquisitions and Sales of
                         --------------------------------------------------
Assets.  (a)  No member of the Borrower Group will merge into or consolidate
- -------
with any other Person, or permit any other Person to merge into or consolidate with it, or purchase or otherwise acquire (in one transaction or a series of related transactions) any material assets, except that the foregoing shall not prohibit (i) the acquisition by A & F of assets in the ordinary course of business, (ii) Investments permitted under Section 5.14 and (iii) any merger of a member of the Borrower Group with any other member of the Borrower Group.

          (b) No member of the Borrower Group will sell, assign, transfer or otherwise dispose of any asset, including any stock, without the prior written consent of the Required Banks to such sale, assignment, transfer or disposition and the terms thereof; provided, that the foregoing shall not prohibit (i)
                       --------
Investments permitted under Section 5.14 or the liquidation thereof, (ii) the sale by A & F of inventory, used or surplus equipment or other assets in the ordinary course of business, (iii) Restricted Payments permitted under Section 5.10, (iv) sales, assignments, transfers and other dispositions of assets from one member of the Borrower Group to another member of the Borrower Group and (v) sales by A&F Parent of its common stock.

          SECTION 5.12.  Transactions with Affiliates.  No member of the
                         -----------------------------
Borrower Group will, directly or indirectly, (a) make any Investment in an Affiliate, (b) sell, lease or otherwise transfer any assets to or perform services for an Affiliate, (c) purchase, lease or acquire assets or services from an Affiliate, or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided
                                                                        --------
that (i) any member of the Borrower Group may enter into any such transaction with an Affiliate that does not involve the payment of financial or management advisory fees or similar consideration to an Affiliate if the monetary or business consideration arising therefrom would not be less advantageous to such member than the monetary or business consideration which it would obtain in a comparable arm's length transaction with a Person not an Affiliate and (ii) the foregoing shall not prohibit (A) the Restricted Payments permitted under Section 5.10, (B) Investments permitted under Section 5.14 and (C) the incurrence by such member of Debt constituting Subordinated Obligations permitted under
Section 5.09.

          SECTION 5.13.  Sale and Lease-Back Transactions.  No member of the
                         ---------------------------------
Borrower Group will enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any asset, real or personal, whether now owned or hereafter acquired, and thereafter it or any other member of the Borrower Group shall rent or lease such asset or other assets which it intends to use for substantially the same purpose or purposes as the asset being sold or transferred.

          SECTION 5.14.  Investments.  No member of the Borrower Group will make
                         ------------
or acquire any Investment in any Person other than:

          (a) Temporary Cash Investments;

          (b) Investments in another member of the Borrower Group;

          (c) Investments constituting receivables due from Affiliates arising pursuant to the Cash Management System in accordance with Section 5.15; and

          (d) loans to Affiliates evidenced by promissory notes of such Affiliates payable to such member on demand; provided that such loans shall
                                                  --------
     be made only to Affiliates that are able to repay such loans on demand, as determined by such member in good faith.

          SECTION 5.15.  Cash Management System.  Transactions pursuant to the
                         -----------------------
Cash Management System by each member of the Borrower Group will comply with the following:

          (a) each transaction that involves the transfer of such member's cash (or its equivalent) to, or collection of such member's cash (or its equivalent) by, an Affiliate will either (i) constitute a Restricted Payment in respect of a Secondary Subordinated Obligation permitted under
     Section 5.10 or (ii) constitute an Investment that is a receivable due from an Affiliate payable to such member on demand; and

          (b) each transaction that involves the transfer of cash (or its equivalent) to or for the benefit of such member will either (i) constitute repayment of a receivable referred to in clause (a)(ii) above, (ii) constitute a receivable due to an Affiliate by such member that is a Subordinated Obligation or (iii) constitute an equity contribution to such member.

          SECTION 5.16.  Negative Pledge.  No member of the Borrower Group will
                         ----------------
create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings;

          (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance;

          (c) mechanics', workers', materialmen's, warehousemen's, landlords' or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith;

          (d) any Liens identified on Schedule 5.16 hereto exiting on the Effective Date; provided that any such Lien does not attach to any asset
                     --------
     other than the asset or assets identified on such Schedule;

          (e) Liens incurred in the ordinary course of business to secure performance of surety and indemnity bonds, leases and other contracts (other than to secure Debt);

          (f) interests (other than Debt) of a lessor or lessee arising under a lease;

          (g) Liens arising in the ordinary course of its business which (i) do not secure Debt or any other monetary obligation and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

          (h) Liens on assets acquired in the ordinary course of business securing obligations as account party in respect of trade letters of credit issued to support the purchase price of such assets.

              SECTION 5.17.  Use of Proceeds.  The proceeds of the Loans will be
                             ----------------
used only for the purposes set forth in the preliminary statement of this Agreement. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

          SECTION 5.18.  Grants of Negative Pledges or Dividend Restrictions.
                         ----------------------------------------------------
No member of the Borrower Group will agree to or become bound by any agreement or other arrangement (other than the Loan Documents) that would restrict or impair (i) the ability of such member to grant a Lien on any of its properties or assets to secure the Obligations or (ii) the ability of such member to pay dividends on its capital stock.

          SECTION 5.19.  Changes in Accounting.  No member of the Borrower Group
                         ----------------------
will change its accounting policies or practices from those utilized in the preparation of the financial statements referred to in Section 4.04, except as permitted or required by generally accepted accounting principles consistently applied.

          SECTION 5.20.  Coverage Ratio.  The ratio of (a) the sum of (i) the
                         ---------------
Borrower Group's Consolidated EBITDA for each period of four consecutive fiscal quarters ending on or after the Saturday closest to October 31, 1996, plus (ii) rental and lease expense deducted in determining such Consolidated EBITDA for such period, to (b) the sum of (i) rental and lease expense deducted in determining such Consolidated EBITDA for such period, plus (ii) Cash Interest Expense for such period (or shorter period commencing at the end of the fiscal quarter ending on the Saturday closest to July 31, 1996), shall not be less than
1.5 to 1.0; provided that the amount of Cash Interest Expense determined
            --------
pursuant to clause (b)(ii) above shall be multiplied by (a) 4, for purposes of determining such ratio for the period ending on the Saturday closest to October 31, 1996, (b) 2, for purposes of determining such ratio for the period ending on the Saturday closest to January 31, 1997, and (c) 4/3, for purposes of determining such ratio for the period ending on the Saturday closest to April 30, 1997.

          SECTION 5.21.  Leverage Ratio.  The Leverage Ratio will not at any
                         ---------------
time during any period set forth below, commencing on the last day of the fiscal quarter of the Borrower Group ending on the Saturday closest to October 31, 1996, be greater than the ratio set forth below with respect to such period:

                            Period
                      ------------------
Commencing on and       Ending on and
including Saturday    excluding Saturday
closest to:           closest to:          Ratio
- --------------------  ------------------  --------

October 31, 1996      January 31, 1997     4.0:1.0
January 31, 1997      January 31, 1998     3.9:1.0
January 31, 1998      January 31, 1999     3.5:1.0
January 31, 1999      January 31, 2000    3.25:1.0
January 31, 2000      thereafter           3.0:1.0

          SECTION 5.22.  Capital Expenditures.  The members of the Borrower
                         ---------------------
Group will not make Capital Expenditures exceeding, in the aggregate, $29,000,000 during the fiscal year of the Borrower Group ending on the Saturday closest to January 31, 1997, $30,000,000 during the fiscal year of the Borrower Group ending on the Saturday closest to January 31, 1998, $31,000,000 during the fiscal quarter of the Borrower Group ending on the Saturday closest to January 31, 1999, $32,000,000 during the fiscal year of the Borrower Group ending on the Saturday closest to January 31, 2000, or

$33,000,000 during any fiscal year of the Borrower Group thereafter.


                                  ARTICLE VI

                                   DEFAULTS

          SECTION 6.01.  Events of Default.  If one or more of the following
                         ------------------
events ("Events of Default") shall have occurred and be continuing:

          (a) either Borrower shall fail to pay (A) within one Domestic Business Day of the date due, any principal of any of its Loans, or (B) within three Domestic Business Days of the date due, any interest on any of its Loans, any fees or any other amount payable by it hereunder or under any other Loan Document;

          (b) either Borrower shall fail to observe or perform (i) any covenant contained in clause (a) or (b) of Section 5.01 for three Domestic Business Days after notice thereof has been given to such Borrower by the Agent at the request of any Bank or (ii) any covenant contained in Section 5.08, or in Sections 5.09 through 5.11, inclusive, or in Section 5.13, 5.14 or 5.21 and any such failure shall continue unremedied for five days after any director or executive or financial officer of either Borrower obtains knowledge of such failure, or (iii) any covenant contained in clause (f) of
     Section 5.01, or in Section 5.07 or 5.12, or in Sections 5.15 through 5.19, inclusive, and any such failure shall continue unremedied for 15 days after any director or executive or financial officer of either Borrower obtains knowledge of such failure, or (iv) any covenant contained in Section 5.20 or 5.22 and a period of five days shall have elapsed since any director or executive or financial officer of either Borrower first obtained knowledge of such failure without the Borrowers and the Required Banks having reached agreement with respect to the terms and conditions, if any, on which the Required Banks are willing to waive such failure (it being understood that any such agreement or waiver shall be in the sole discretion of such Banks);

          (c) any member of the Borrower Group shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrowers by the Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by any member of the Borrower Group or any of its Affiliates in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made and a period of five days shall have elapsed since any director or executive or financial officer of either Borrower first obtained knowledge of such incorrectness without the Borrowers and the Required Banks having reached agreement with respect to the terms and conditions, if any, on which the Required Banks are willing to waive such incorrectness (it being understood that any such agreement or waiver shall be in the sole discretion of such Banks);

          (e) any member of the Borrower Group shall fail to make any payment of principal, interest or premium in respect of any of its Material Debt (other than the Obligations) at maturity or within any applicable grace period;

          (f) any event or condition (including, without limitation, failure to make any payment when due) shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof or to require the prepayment, redemption or repurchase thereof;

          (g) any member of the Borrower Group (i) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (iii) shall make a general assignment for the benefit of creditors, or (iv) shall fail generally to pay its debts as they become due, or (v) shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against any member of the Borrower Group seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any member of the Borrower Group under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the ERISA Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any member of the Borrower Group or any combination thereof and shall continue unsatisfied and unstayed for a period of 10 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any member of the Borrower Group to enforce any such judgment; or

          (k) the Guarantee of any Guarantor under the Guarantee Agreement shall cease to be, or shall be asserted by such Guarantor not to be, a valid and binding obligation of such Guarantor;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrowers declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable (in whole or, in the sole discretion of the Banks, from time to time in part) without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, (iii) exercise remedies available under the Guarantee Agreement, as requested by the Required Banks, or (iv) any combination of the foregoing; provided that in the case of any of the Events of
                              --------
Default specified in clause (g) or (h) above with respect to either Borrower, without any notice to either Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable (in whole) without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

          SECTION 6.02.  Notice of Default.  The Agent shall give notice to the
                         ------------------
Borrowers under clause (b)(i) or (c) of Section 6.01 promptly upon being requested to do so by any Bank, and shall thereupon notify all the Banks thereof.


                                  ARTICLE VII

                                   THE AGENT

          SECTION 7.01.  Appointment and Authorization.  Each Bank irrevocably
                         ------------------------------
appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Citibank, N.A. and Morgan Guaranty Trust Company of New York shall not have any duties or responsibilities in their respective capacities as Co-Agents.

          SECTION 7.02.  Agent and Affiliates.  The Chase Manhattan Bank, N.A.,
                         ---------------------
shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and The Chase Manhattan Bank, N.A., and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the members of the Borrower Group and their Affiliates as if it were not the Agent.

          SECTION 7.03.  Action by Agent.  The obligations of the Agent under
                         ----------------
the Loan Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

          SECTION 7.04.  Consultation with Experts.  The Agent may consult with
                         --------------------------
legal counsel (who may be counsel for a member of the Borrower Group), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05.  Liability of Agent.  Neither the Agent nor any of its
                         -------------------
directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of either Borrower or any other member of the Borrower Group; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (d) the validity, effectiveness or genuineness of this Agreement, any other Loan Document or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a telecopy, bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06.  Indemnification.  Each Bank shall, ratably in
                         ----------------
accordance with its Loans, indemnify the Agent (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any other Loan Document or any action taken or omitted by the Agent hereunder or thereunder.

          SECTION 7.07.  Credit Decision.  Each Bank acknowledges that it has,
                         ----------------
independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08.  Successor Agent.  The Agent may resign at any time by
                         ----------------
giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent after consultation with the Borrowers (but the foregoing shall not be construed to require any consent or approval by the Borrowers). If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations. After any retiring Agent's resignation, the provisions of this

Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

          SECTION 7.09.  Agent's Fees.  The Borrowers shall pay to the Agent for
                         -------------
its own account fees in the amounts and at the times previously agreed upon between the Borrowers and the Agent.

          SECTION 7.10.  Sub-Agents.  The Agent may perform any of its
                         -----------
obligations and exercise any of its rights under the Loan Documents by or through sub-agents. The provisions of this Article VII shall inure to the benefit of any sub-agent of the Agent in the same manner and to the same extent as they inure to the benefit of the Agent.


                                 ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

          SECTION 8.01.  Basis for Determining Interest Rate Inadequate or
                         -------------------------------------------------
Unfair.  If on or prior to the first day of any Interest Period for any Euro-
- -------
Dollar Borrowing:

          (a) the Agent determines that it is not possible to determine the London Interbank Offered Rate or NIBO Rate, as applicable, for such Interest Period, or

          (b) Banks having 50% or more of the aggregate amount of the Commitments or Loans of the relevant Class advise the Agent that the London Interbank Offered Rate or NIBO Rate, as applicable, as determined by the Agent, will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans of the Class of such Euro-Dollar Borrowing shall be suspended.

          SECTION 8.02.  Illegality.  If, on or after the date of this
                         -----------
Agreement, the adoption of any applicable law, rule or regulation, or of any change therein, or of any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrowers, whereupon until such Bank notifies the Borrowers and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the applicable Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the applicable Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.03.  Increased Cost and Reduced Return.  (a)  If, on or
                         ----------------------------------
after the date hereof, the adoption of any applicable law, rule or regulation, or of any change therein, or of any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or
comparable agency   shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the applicable Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or of any change therein, or of any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the applicable Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder (including a statement in reasonable detail as to the method by which such amount or amounts shall have been determined) shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          SECTION 8.04.  Taxes.  (a)  For purposes of this Section 8.04, the
                         ------
following terms have the following meanings:

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by a Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be), is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

          "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Notes or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

          (b) Any and all payments by either Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if a Borrower shall be
                                        --------
required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

          (c) Each Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expense) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

          (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by a Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrowers and the Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

          (e) For any period with respect to which a Bank has failed to provide the Borrowers or the Agent with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that
                                                                   --------
if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the applicable Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

          (f) If a Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

          (g) If a Bank shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid additional amounts, pursuant to this Section 8.04, it shall promptly notify the relevant Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by such Borrower, make a claim to such Governmental Authority for such refund at such Borrower's expense. If a Bank receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 8.04, it shall within 30 days from the date of such receipt pay over such refund to the relevant Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 8.04 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Bank and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that a Borrower, upon the request of
                         --------  -------
such Bank, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Bank in the event such Bank is required to repay such refund to such Governmental Authority.

          SECTION 8.05.  Base Rate Loans Substituted for Affected Fixed Rate
                         ---------------------------------------------------
Loans.  If (i) the obligation of any Bank to make Euro-Dollar Loans has been
- ------
suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 and the applicable Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made or continued by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

          (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

          SECTION 8.06.  Substitution of Bank.  If (i) the obligation of any
                         ---------------------
Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank (or any Participant in its Loans) has demanded compensation under Section 8.03 or is receiving increased payments or indemnification payments under Section 8.04, the applicable Borrower shall have the right to seek a bank or banks ("Substitute Banks"), which may be one or more of the Banks or one or more other banks satisfactory to the Agent, to purchase the Notes of such Bank (the "Affected Bank") and, if such Borrower locates a Substitute Bank, the Affected Bank shall, upon payment to it of the purchase price agreed between it and the Substitute Bank (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of its Loans and accrued interest thereon to the date of payment) plus any amount (other than principal and interest) then due to it or accrued for its account hereunder, assign all its rights and obligations under this Agreement and the Notes to the Substitute Bank, and the Substitute Bank shall assume such rights and obligations, whereupon the Substitute Bank shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank.


                                  ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01.  Notices.  All notices, requests and other
                         --------
communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party: (x) in the case of the Borrowers or the Agent, at its address or telex or telecopy number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or telecopy number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address or telecopy or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers. Each such notice, request or other communication shall be effective
(i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section and the appropriate answer back is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section; provided that notices to the Agent under Article II or
                          --------
Article VIII shall not be effective until received.

          SECTION 9.02.  No Waivers.  No failure or delay by the Agent or any
                         -----------
Bank in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03.  Expenses; Documentary Taxes; Indemnification.  (a)  The
                         ---------------------------------------------
Borrowers shall pay (i) all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of Cravath, Swaine & Moore, special counsel for the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy and other enforcement proceedings resulting therefrom.

          (b) The Borrowers agree to indemnify the Agent and each Bank and hold the Agent and each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel and settlement costs, which may be incurred by any Bank (or by the Agent) in connection with any investigative, administrative or judicial proceeding (whether or not the Agent or such Bank shall be designated a party thereto) relating to or arising out of any Loan Document or any actual or proposed use of proceeds of Loans hereunder; provided that neither the Agent nor any Bank shall have the right to
           --------
be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          (c) The provisions of this Section 9.03 shall remain in effect and survive regardless of any termination of this Agreement or the repayment of the Obligations.

          SECTION 9.04.  Sharing of Set-Offs.  Each Bank agrees that if it
                         --------------------
shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it evidencing Loans of a Class which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank evidencing Loans of such Class, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes evidencing Loans of such Class held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of claims in respect of principal and interest with respect to the Notes held by the Banks evidencing Loans of such Class shall be shared by the Banks pro rata; provided that nothing in this
                                                  --------
Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness under the Loan Documents. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note evidencing its Loans of a Class, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

          SECTION 9.05.  Amendments and Waivers.  Any provision of this
                         -----------------------
Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed or otherwise approved in writing by the Borrowers and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment
                                               --------
or waiver shall (i) increase the Commitment of any Bank or subject any Bank to any additional obligation without the consent of such Bank, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder without the consent of each Bank affected thereby, (iii) postpone the date fixed for any payment of principal of any Loan under Section 2.08(a) or (b) or for any payment of interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment without the consent of each Bank affected thereby,
(iv) permit the release of any Guarantor from its Guarantee under the Guarantee Agreement without the consent of each Bank, (v) postpone the date fixed for any payment of principal of any Loan under Section 2.08(c) or (d) without the consent of Banks with Loans and unused Commitments representing at least 70% of the sum of the aggregate principal amount of Loans outstanding and unused Commitments at such time, or (vi) change the percentage of the Commitments, the percentage of the aggregate unpaid principal amount of the Notes or the number of Banks which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement without the consent of each Bank.

          SECTION 9.06.  Successors and Assigns.  (a)  The provisions of this
                         -----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or otherwise transfer any of their respective rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Commitment or its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may
                             --------
provide that such Bank will not agree to any modification, amendment or waiver described in clause (i), (ii), (iii), (iv) or (vi) (but, in the case of clause
(vi), only to the extent such modification, amendment or waiver would affect any requirement of approval by all Banks of the matters referred to in such clauses
(i), (ii), (iii) or (iv)) of Section 9.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII and Section 2.11 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes of either Class, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrowers and of the Agent (such consents not to be unreasonably withheld); provided that such consents shall not
                                           --------
be required for an assignment to an Assignee that is, before giving effect to such assignment, a Bank or is an existing lender under any other credit facility for The Limited or any Wholly-Owned Subsidiary thereof, or an affiliate of any such Bank or lender; provided further, that (i) unless otherwise agreed by the
                     ----------------
Borrowers and the Agent, each such assignment shall be in a minimum amount of $5,000,000 or, if less, all the remaining rights and obligations of the transferor Bank, and (ii) any such assignment of rights and obligations in respect of any Class of Loans or Commitments shall be made ratably with respect to all rights and obligations of the transferor Bank in respect of both Classes. Upon execution and delivery of such an instrument, payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, delivery to the Agent of an executed copy of such instrument and payment to the Agent by the Assignee of a processing fee of $2,500, then such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a

Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, a new Note or Notes are issued to the Assignee, at the Borrowers' expense. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, on or prior to the date on which it becomes a Bank party to this Agreement, deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04(d).

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 9.07.  Collateral.  Each of the Banks represents to the Agent
                         -----------
and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.08.  Waiver of Trial by Jury.  Each of the parties hereto
                         ------------------------
irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby.

          SECTION 9.09.  New York Law.  THIS AGREEMENT AND EACH NOTE SHALL BE
                         -------------
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          SECTION 9.10.  Counterparts; Integration.  This Agreement may be
                         --------------------------
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 9.11.  Several Obligations.  The Obligations of the respective
                         --------------------
Borrowers hereunder and under the Notes to pay the principal of and interest on their respective Loans are several and not joint; provided that the foregoing
                                                  --------
shall not be construed to release or otherwise impair either Borrower's obligations as a Guarantor under the Guarantee Agreement. All other monetary obligations of the Borrowers hereunder and under the Loan Documents are joint and several.

          SECTION 9.12.  Interest Rate Limitation.  Notwithstanding anything
                         -------------------------
herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other Loan Document, or otherwise contracted for, charged, received, taken or reserved by any Bank, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Bank in accordance with applicable law, the rate of interest payable under the Note or Notes held by such Bank, together with all Charges payable to such Bank, shall be limited to the Maximum Rate.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         ABERCROMBIE & FITCH STORES, INC.,

                           by /s/ Patrick Hectorne
                              ----------------------------
                              Name:  Patrick Hectorne
                              Title: Treasurer
                              Address:  3 Limited Parkway
                                        Columbus, OH 43230
                              Telecopy number:  614-479-7060


                         A & F TRADEMARK, INC.,

                           by /s/ Patrick Hectorne
                              -----------------------------
                              Name:  Patrick Hectorne
                              Title: Attorney-in-fact
                              Address:  3 Limited Parkway
                                        Columbus, OH 43230
                              Telecopy number: 614-479-7060


                         THE CHASE MANHATTAN BANK, N.A.,
                         individually and as Administrative Agent,

                           by /s/ William Rindfuss
                              ----------------------------
                              Name:  William Rindfuss
                              Title: Vice President
                              Address:  c/o Chemical Bank
                                        Grand Central Tower
                                        140 East 45th Street
                                        New York, NY 10017-3162
                              Telecopy number: 212-622-0002

                         CITIBANK, N.A.,


                           by /s/ William P. Stengel
                              ----------------------------
                              Name:  William P. Stengel
                              Title: Vice President


                         MORGAN GUARANTY TRUST
                           COMPANY OF NEW YORK,

                           by /s/ Sandra J. S. Kurek
                              ---------------------------
                              Name:  Sandra J. S. Kurek
                              Title: Associate

                                                                      Schedule 1


                           Commitments
                           -----------
                                       A & F        Trademark Co.
                                       -----        -------------
Bank                              Term Commitment  Term Commitment
- ----                              ---------------  ---------------
The Chase Manhattan Bank, N.A.       $ 48,000,000       $2,000,000
Citibank, N.A.                       $ 48,000,000       $2,000,000
Morgan Guaranty Trust Company
 of New York                         $ 48,000,000       $2,000,000
                                     ------------       ----------
                                     $144,000,000       $6,000,000
                                     ============       ==========

                                                                   Schedule 5.16



          Existing Liens
          --------------



          None.

                                                                       EXHIBIT A


                                   TERM NOTE


New York, New York
[Effective Date]

          For value received, [    ], a Delaware corporation (the "Borrower"),
promises to pay to the order of [        ] (the "Bank"), for the account of its
Applicable Lending Office, on the Maturity Date, the aggregate unpaid principal amount of [A & F][Trademark Co.] Term Loans of the Bank. The Borrower also promises to pay interest on the unpaid principal amount of each such [A & F] [Trademark Co.] Term Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of The Chase Manhattan Bank, N.A., New York,
New York.

          All [A & F][Trademark Co.] Term Loans made by the Bank and all repayments of the principal of any such [A & F][Trademark Co.] Term Loans, shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such [A & F] [Trademark Co.] Term Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such
                        --------
recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any of the other Loan Documents.

          This note is one of the Notes referred to in the Credit Agreement
dated as of June 28, 1996, among the Borrower, [     ], the banks listed on the
signature pages thereof and The Chase Manhattan Bank, N.A., as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

                                              [                  ]

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                        LOANS AND PAYMENTS OF PRINCIPAL



         Type   Amount   Amount of    Unpaid
          of      of     Principal   Principal   Notations
  Date   Loan    Loan     Repaid      Balance     Made By
 ------  ----   ------   ---------   ---------   ---------






                                                                       EXHIBIT B

                    GUARANTEE AGREEMENT dated as of June 28, 1996, among
               ABERCROMBIE & FITCH HOLDING CORPORATION, a Delaware corporation ("Holdings"), ABERCROMBIE & FITCH STORES, INC., a Delaware corporation ("A&F"), A&F TRADEMARK, INC. ("Trademark Co." and, together with Holdings, A&F and any other entities that became parties hereto as contemplated by Section 15 hereof, referred to herein individually as a "Guarantor" and collectively as the "Guarantors"), and THE CHASE MANHATTAN BANK, N.A., as administrative agent (the "Agent") for the banks (the "Banks") party to the Credit Agreement dated as of June 28, 1996 (as amended from time to time, the "Credit Agreement"), among A&F, Trademark Co., the Banks and the Agent.


          The Banks have respectively agreed to make loans to A&F and Trademark Co. The obligations of the Banks to lend under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Guarantors of a guarantee agreement in the form hereof. The Guarantors acknowledge that they will derive substantial benefits from the extension of credit to A&F and Trademark Co. under the Credit Agreement. As consideration therefor and in order to induce the Banks to make the Loans (such term and the other capitalized terms used herein and not otherwise defined herein having the meanings assigned to them in the Credit Agreement), the Guarantors are willing to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

          SECTION 1. Each of the Guarantors unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment by each Borrower (other than itself) of (i) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of each Borrower (other than itself) to the Banks and the Agent under the Credit Agreement and the other Loan Documents to which such Borrower is or is to be a party and (b) the due and punctual performance of all other obligations of each Borrower (other than itself) under the Credit Agreement and the other Loan Documents (all the foregoing obligations being collectively called the

"Obligations"). Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

          SECTION 2. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against either Borrower under the provisions of any Loan Document or otherwise; (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document, any guarantee or any other agreement, including with respect to any other Guarantor under this Agreement; (c) the release of any security held by the Agent or any Bank for the Obligations or any of them; or (d) the failure of the Agent or any Bank to exercise any right or remedy against any other Guarantor or guarantor of the Obligations.

          SECTION 3. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that resort be had by the Agent or any Bank to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Agent or any Bank in favor of either Borrower or any other person.

          SECTION 4. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Bank to assert any claim or demand or to enforce any remedy under any Loan Document, any guarantee or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of either Borrower or any Guarantor as a matter of law or equity (other than the indefeasible payment in full of all the Obligations).

          SECTION 5. Each of the Guarantors further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent or any Bank upon the bankruptcy or reorganization of either Borrower, any other Guarantor or otherwise.

          SECTION 6. In furtherance of the foregoing and not in limitation of any other right which the Agent or any Bank has at law or in equity against any Guarantor by virtue hereof, upon the failure of either Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Agent, forthwith pay, or cause to be paid, to the Agent for distribution to the Banks, if and as appropriate, in cash the amount of such unpaid Obligation. Notwithstanding any payment or payments made by a Guarantor hereunder or any setoff or application of funds of a Guarantor by the Agent or any Bank, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Bank against either Borrower or any collateral security or guarantee or right of offset held for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from either Borrower in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent or any Bank by each Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity and similar rights, such amount shall be held in trust for the benefit of the Banks and shall forthwith be paid to the Agent to be credited and applied to the payment of the Obligations. Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed by that Guarantor without rendering this Agreement, as it relates to such

Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 7. Each of the Guarantors represents and warrants that (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) the execution, delivery and performance by it of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate and (if necessary) stockholder action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or By-Laws or any material agreement or instrument binding upon it, and (c) this Agreement constitutes a valid and binding agreement of such Guarantor, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

          SECTION 8. The guarantees made hereunder shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid, and shall be reinstated to the extent provided in Section 5.

          SECTION 9. This Agreement and the terms, covenants and conditions hereof shall be binding upon each Guarantor and its successors and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns. None of the Guarantors shall be permitted to assign or transfer any of its rights or obligations under this Agreement, except as expressly contemplated by this Agreement.

          SECTION 10. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent or any Bank preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder and under the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law. Except as provided in the Credit Agreement, none of the Agent or the Banks shall be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

          SECTION 11. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 12. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement; provided
                                                                       --------
that any communication or notice hereunder to any Guarantor that is not a Borrower shall be given to it in care of A&F at the address or telecopy or telex number specified in the Credit Agreement.

          SECTION 13. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to any Guarantor, no party hereto shall be required to comply with such provision with respect to such Guarantor for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein, and of such provision with respect to any other Guarantor, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which come as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 14. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument; provided that this
                                                     --------
Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder. This Agreement shall be effective with respect to any Guarantor when a counterpart which bears the signature of such Guarantor shall have been delivered to the Agent.

          SECTION 15. Upon execution and delivery by the Agent and a member of the Borrower Group of an instrument in the form of Annex 1 attached hereto, such member of the Borrower Group shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.


          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                              ABERCROMBIE & FITCH
                              HOLDING CORPORATION

                                by
                                    ------------------------
                                    Name:
                                    Title:


                              ABERCROMBIE & FITCH STORES, INC.

                                by
                                    ------------------------
                                    Name:
                                    Title:


                              A & F TRADEMARK, INC.

                                by
                                    ------------------------
                                    Name:
                                    Title:


                              THE CHASE MANHATTAN BANK, N.A., as
                              Administrative Agent

                                by
                                    ------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT C


      SUBORDINATION AGREEMENT dated as of June 28, 1996, among THE
LIMITED, INC., a Delaware corporation ("TLI"), ABERCROMBIE & FITCH HOLDING CORPORATION, a Delaware corporation ("Holdings"), ABERCROMBIE & FITCH STORES, INC., a Delaware corporation ("A & F"), A & F TRADEMARK, INC., a Delaware corporation ("Trademark Co.") and THE CHASE MANHATTAN BANK, N.A., as Administrative Agent (the "Agent") for the banks (the "Banks") party to the Credit Agreement dated as of June 28, 1996 (as amended from time to time, the "Credit Agreement"), among A & F, Trademark Co., the Banks and the Agent.


          The Banks have respectively agreed to make loans to A & F and Trademark Co. The obligations of the Banks to lend under the Credit Agreement are conditioned on, among other things, the execution and delivery by TLI, Holdings, A & F, Trademark Co. and the Agent of a subordination agreement in the form hereof. In order to induce the Banks to make Loans, each of TLI, Holdings, A & F and Trademark Co. is willing to execute and deliver this Agreement. Accordingly, TLI, Holdings, A & F, Trademark Co. and the Agent hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement. In addition to the terms defined elsewhere in this Agreement or in the Credit Agreement, as used herein the following terms shall have the following meanings:

          "Restricted Subsidiaries" means each member of the Borrower Group and
           -----------------------
their respective successors.

          "Senior Creditors" means each of the Banks, the Agent and their
           ----------------
respective successors and assigns.

          "Senior Obligations" means all monetary obligations of each Borrower
           ------------------
and Guarantor under the Loan Documents, including the payment of (i) principal of and interest (including interest accruing after the commencement of any proceeding under any bankruptcy, insolvency, receivership or similar law, regardless of whether a claim therefor is allowable in such proceeding) on indebtedness under the Credit Agreement, including any amendments, modifications, deferrals, renewals, extensions or increases of any such indebtedness, and (ii) all fees, indemnities, expense reimbursement obligations and other amounts payable under any Loan Document.


                                  ARTICLE II

                                 SUBORDINATION

          SECTION 2.1.  Subordination.  TLI hereby agrees on behalf of itself
                        --------------
and its subsidiaries that all the Subordinated Obligations of each Restricted Subsidiary are hereby expressly subordinated, to the extent and in the manner set forth in this Article II, to the prior payment in full in cash of all Senior Obligations of such Restricted Subsidiary in accordance with the terms thereof.

          SECTION 2.2.  Dissolution or Insolvency.  Upon any distribution of the
                        --------------------------
assets of any Restricted Subsidiary or upon any dissolution, winding up, liquidation or reorganization of any Restricted Subsidiary, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Restricted Subsidiary, or otherwise:

          (a) the Senior Creditors of such Restricted Subsidiary shall first be entitled to receive payment in full in cash of the Senior Obligations of such Restricted Subsidiary in accordance with the terms of such Senior Obligations before TLI or any subsidiary of TLI shall be entitled to receive any payment on account of the Subordinated Obligations of such Restricted Subsidiary, whether as principal, interest or otherwise; and

          (b) any payment by, or distribution of the assets of, such Restricted Subsidiary of any kind or character, whether in cash, property or securities, to which TLI or any subsidiary of TLI would be entitled except for the provisions of this Agreement shall be paid or delivered by the person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Senior Creditors of such Restricted Subsidiary to the extent necessary to make payment in full in cash of all Senior Obligations of such Restricted Subsidiary remaining unpaid, after giving effect to any concurrent payment or distribution to such Senior Creditors in respect of Senior Obligations of such Restricted Subsidiary.

          SECTION 2.3.  Payment of Primary Subordinated Obligations Prohibited.
                        -------------------------------------------------------
(a) No payment (whether directly, by exercise of any right of set-off or otherwise) in respect of any Primary Subordinated Obligation of any Restricted Subsidiary, whether as principal, interest or otherwise, shall be permitted at any time until all Senior Obligations have been paid in full.

          (b) No payment of any Primary Subordinated Obligation that is prohibited by paragraph (a) above shall be received or accepted by or on behalf of TLI or permitted by TLI to be received or accepted by or on behalf of any of its subsidiaries.

          (c) The provisions of this Section 2.3 shall not apply to the payment of any Primary Subordinated Obligation of A & F on, or within five Domestic Business Days after, the Effective Date with the proceeds of the A & F Term Loans.

          SECTION 2.4.  Payment of Secondary Subordinated Obligations Prohibited
                        --------------------------------------------------------
Upon Default.  No payment (whether directly, by exercise of any right of set-off
- -------------
or otherwise) in respect of the Secondary Subordinated Obligations of any Restricted Subsidiary, whether as principal, interest or otherwise, shall be permitted, and no such payment shall be received or accepted by or on behalf of TLI or permitted by TLI to be received or accepted by or on behalf of any of its subsidiaries, if prior to or after giving effect to such payment, any Default shall have occurred and be continuing.

          SECTION 2.5.  Certain Payments Held in Trust.  In the event that any
                        -------------------------------
payment by, or distribution of the assets of, any Restricted Subsidiary of any kind or character, whether in cash, property or securities, and whether directly, by exercise of any right of set-off or otherwise, shall be received by or on behalf of TLI or any subsidiary of TLI at a time when such payment is prohibited by this Agreement, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, (a) the Senior Creditors of such Restricted Subsidiary to the extent necessary to make payment in full in cash of all Senior Obligations of such Restricted Subsidiary remaining unpaid, after giving effect to any concurrent payment or distribu-tion to such Senior Creditors in respect of such Senior Obligations or (b) in the case of any payment prohibited under Section 2.3 or 2.4 hereof, the Restricted Subsidiary from which such payment was received or, if directed by the Senior Creditors of such Restricted Subsidiary, to such Senior Creditors to be applied to pay any Senior Obligations then due or to be held as collateral security therefor.

          SECTION 2.6.  Subrogation.  Subject to the prior indefeasible payment
                        ------------
in full in cash of the Senior Obligations of a Restricted Subsidiary, TLI and its subsidiaries, as applicable, shall be subrogated to the rights of the Senior Creditors of such Restricted Subsidiary to receive payments or distributions in cash, property or securities of such Restricted Subsidiary applicable to such Senior Obligations until all amounts owing on the Subordinated Obligations of such Restricted Subsidiary shall be paid in full, and as between and among a Restricted Subsidiary, its creditors (other than its Senior Creditors) and TLI and its subsidiaries, no such payment or distribution made to the Senior Creditors of such Restricted Subsidiary by virtue of this Agreement that otherwise would have been made to TLI or any subsidiary of TLI shall be deemed to be a payment by such Restricted Subsidiary on account of its Subordinated Obligations, it being understood that the provisions of this Section 2.6 are intended solely for the purpose of defining the relative rights of TLI and its subsidiaries, on the one hand, and the Senior Creditors, on the other hand.


                                  ARTICLE III

             OTHER MATTERS REGARDING THE SUBORDINATED OBLIGATIONS

          SECTION 3.1.  Other Creditors.  Nothing contained in this Agreement is
                        ----------------
intended to or shall impair, as between and among the Restricted Subsidiaries, their creditors (other than their Senior Creditors) and TLI and its subsidiaries, the obligations of each Restricted Subsidiary to pay to TLI and its subsidiaries the Subordinated Obligations of such Restricted Subsidiary as and when the same shall become due and payable in accordance with the terms thereof, or affect the relative rights of TLI and its subsidiaries and the creditors of the Restricted Subsidiaries (other than their Senior Creditors).

          SECTION 3.2.  Proofs of Claims.  In the event of any dissolution,
                        -----------------
winding up, liquidation or reorganization of any Restricted Subsidiary, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Restricted Subsidiary, TLI agrees to file proofs of claim for the Subordinated Obligations upon demand of the Agent, in default of which the Agent or other authorized representative of the Senior Creditors is hereby irrevocably authorized so to file in order to effectuate the provisions hereof.

          SECTION 3.3.  No Waiver.  No right of any Senior Creditor to enforce
                        ----------
this Agreement shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of any of the Agent, the other Senior Creditors, or any Restricted Subsidiary, or by any noncompliance by any Restricted Subsidiary with the terms, provisions and covenants contained herein, and the Senior Creditors are hereby expressly authorized to extend, renew, increase, decrease, modify or amend the terms of the Senior Obligations or any security therefor, and to release, sell or exchange any such security and otherwise deal freely with the Restricted Subsidiaries, all without notice to or consent of TLI or any of its subsidiaries and without affecting the liabilities and obligations of the parties hereto.

          SECTION 3.4.  Acceleration and Remedies; Bankruptcy Filings.  TLI
                        ----------------------------------------------
agrees that, except for claims submitted in any proceeding contemplated by
Section 2.2 hereof, it will not, and will not permit any of its subsidiaries to, exercise any remedies or take any action or proceeding to enforce any Subordinated Obligation if the payment of such Subordinated Obligation is then prohibited by Section 2.3 or 2.4, and TLI further agrees not to join, or to permit any of its subsidiaries to join, with any other creditors of any Restricted Subsidiary in filing any petition commencing any bankruptcy, insolvency, reorganization, arrangement or receivership proceeding or any assignment for the benefit of creditors against or in respect of any Restricted Subsidiary or any other marshalling of the assets and liabilities of any Restricted Subsidiary. TLI further agrees, to the fullest extent permitted under applicable law, that it will not cause or permit any Restricted Subsidiary to file any such petition, commence any such proceeding or make any such assignment referred to above until all Senior Obligations have been paid in full.

          SECTION 3.5.  Transfer of Subordinated Obligations.  TLI will not, and
                        -------------------------------------
will not permit any of its subsidiaries to, sell, assign, transfer or otherwise dispose of all or any part of the Subordinated Obligations, or sell, assign, transfer or otherwise dispose of any subsidiary that has or may have any claim constituting a Subordinated Obligation, unless the Person to whom such sale, assignment, transfer or disposition is made (i) is TLI or a subsidiary of TLI or
(ii) shall acknowledge in writing (delivered to the Agent) that it shall be bound by the terms of this Agreement, including the terms of this Section 3.5, as though named herein as a successor to TLI.

          SECTION 3.6.  Obligations Hereunder Not Affected.  (a) All rights and
                        -----------------------------------
interests of the Senior Creditors hereunder, and all agreements and obligations of TLI hereunder, shall remain in full force and effect irrespective of:

          (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or consent to departure from the Credit Agreement or any other Loan Document (other than this Agreement);

          (iii) any exchange, release or nonperfection of any security interest in any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, in respect of all or any of the Senior Obligations; or

          (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Restricted Subsidiary in respect of its Senior Obligations or of TLI in respect of this Agreement.

          (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Senior Obligations or any part thereof is rescinded or must otherwise be returned by any Senior Creditor upon the insolvency, bankruptcy or reorganization of any Restricted Subsidiary or otherwise, all as though such payment had not been made.

          (c) TLI hereby authorizes the Senior Creditors, without notice or demand and without affecting or impairing any of the obligations of TLI hereunder, from time to time to (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Senior Obligations or any part thereof and (ii) exercise or refrain from exercising any rights against TLI, any subsidiary of TLI, any Restricted Subsidiary or any other Person.


                                  ARTICLE IV

                           CERTAIN AGREEMENTS OF TLI

          TLI agrees, for the benefit of the Banks, that it will not cause or permit either Borrower to fail to observe or perform any of its covenants contained in Sections 5.09 and 5.16 of the Credit Agreement; provided that TLI
                                                             --------
shall not be responsible for a failure to observe or perform the covenants contained in Section 5.16 of the Credit Agreement to the extent such failure is attributable to any of the following:

          (a) mechanics', workers', materialmen's, warehousemen's, landlords' or other like Liens that arise by operation of law;

          (b) Liens obtained by judgment creditors without the consent of the Borrowers (unless such judgment relates to Debt incurred by a Borrower in violation of Section 5.09 of the Credit Agreement); or

          (c) other Liens that arise by operation of law without the consent of the Borrowers (unless such Liens arise as a result of a failure by TLI and its subsidiaries to pay income or franchise taxes or to comply with ERISA).

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF TLI

          TLI represents and warrants to the Agent, for the benefit of the Senior Creditors, that:

          (a) TLI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The execution, delivery and performance by TLI of this Agreement and the consummation of the transactions contemplated hereby are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority (other than such as have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of TLI or any of its subsidiaries or of any material agreement, judgment, injunction, order, decree or other instrument binding upon TLI or any of its subsidiaries.

          (c) This Agreement constitutes a valid and binding agreement of TLI, enforceable against TLI and its subsidiaries in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.


                                  ARTICLE VI

                                 MISCELLANEOUS

          SECTION 6.1.  Notices.  All communications and notices hereunder shall
                        --------
be in writing and shall be given as provided in Section 9.01 of the Credit Agreement; provided that any communication or notice hereunder to TLI shall be
           --------
given to it at the address or telecopy or telex number set forth under its signature on the signature pages hereof.

          SECTION 6.2.  Successors and Assigns.  Whenever in this Agreement any
                        -----------------------
of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All representations, warranties, covenants, promises and agreements by or on behalf of TLI that are contained in this Agreement shall bind its successors and assigns and inure to the benefit of the Senior Creditors and the successors and assigns of the Senior Creditors. TLI shall not assign or delegate any of its obligations under this Agreement without the prior written consent of the Agent, and any attempted assignment or delegation without such consent shall be void and of no effect.

          SECTION 6.3.  Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY,
                        ---------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 6.4.  Waivers; Amendment.  No failure or delay of any Senior
                        -------------------
Creditor in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power by any Senior Creditor preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Senior Creditors hereunder and under the other documents and instruments creating or securing their respective Senior Obligations are cumulative and are not exclusive of any other rights or remedies provided by law. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by TLI, the Restricted Subsidiaries and the Agent.

          SECTION 6.5.  Waiver of Jury Trial.  Each party hereto irrevocably
                        ---------------------
waives any and all rights it may have to a trial by jury in any legal proceeding arising out of or relating to this Agreement.

          SECTION 6.6.  Severability.  In the event any one or more of the
                        -------------
provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 6.7.  Counterparts.  This Agreement may be executed in two or
                        -------------
more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one instrument.

          SECTION 6.8.  Headings.  Article and Section headings used herein are
                        ---------
for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 6.9.  Subsidiaries of TLI.  References herein to subsidiaries
                        --------------------
of TLI shall not be deemed to include any Borrower or Guarantor.

          SECTION 6.10.  Termination.  Subject to Section 3.6(b), this Agreement
                         ------------
shall terminate upon payment in full of the Senior Obligations.


          IN WITNESS WHEREOF, TLI, Holdings, A & F, Trademark Co. and the Agent have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.


                                          THE LIMITED, INC.,

                                            by
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Address:
                                               Attention of
                                               Telecopy Number:


                                          ABERCROMBIE & FITCH HOLDING
                                          CORPORATION,

                                            by
                                               ---------------------------------
                                               Name:
                                               Title:

                                          ABERCROMBIE & FITCH STORES, INC.,

                                            by
                                               ---------------------------------
                                               Name:
                                               Title:


                                          A & F TRADEMARK, INC.,

                                            by
                                               ---------------------------------
                                               Name:
                                               Title:


                                          THE CHASE MANHATTAN BANK, N.A.,
                                          as Administrative Agent,

                                            by
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT D
                       OPINION OF SAMUEL P. FRIED, ESQ.,
                           COUNSEL FOR THE BORROWERS


Effective Date


To the Banks and the Agent referred to below
In care of The Chase Manhattan Bank, N.A., as Agent
c/o Chemical Bank
Grand Central Tower
140 East 45th Street
New York, New York 10017-3162



Ladies and Gentlemen:

I am the General Counsel of The Limited, Inc., a Delaware corporation ("The Limited"), and have acted on behalf of The Limited and its subsidiaries in connection with the Credit Agreement dated as of June 28, 1996 (the "Credit Agreement") among Abercrombie & Fitch Stores, Inc., A & F Trademark, Inc., the banks listed on the signature pages thereof (the "Banks") and The Chase Manhattan Bank, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

I, or individuals under my direction, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that:

1. Each Borrowers, the Guarantors and The Limited (collectively, the "Companies") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted or proposed to be conducted, except any such powers or governmental licenses, authorizations, consents or approvals the absence of which would not reasonably be expected to have a Material Adverse Effect.

2. The execution, delivery and performance by each Company of each Loan Document to which it is a party are within its corporate powers, have been duly authorized by all necessary action on the part of such Company and its stockholders, require no action by or in respect of, or filing with, any Governmental Authority (other than such as have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation of the State of Ohio or the United States of America or of the certificate of incorporation or By-laws of such Company or of any material judgment, injunction, order or decree or any material agreement or other material instrument binding upon such Company or result in the creation or imposition of any Lien on any asset of such Company, in each case both before and after giving effect to the Transactions.

3. To the best of my knowledge, there is no injunction, stay, decree or order of any Governmental Authority or any action, suit or proceeding pending against, threatened against or affecting any of the Companies before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision that would reasonably be expected to have a Material Adverse Effect.

I am a member of the bar of the State of Ohio and the foregoing opinion is limited to the laws of the State of Ohio, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.


Sincerely,

                        OPINION OF DAVIS POLK & WARDWELL
                           COUNSEL FOR THE BORROWERS



                                                                  Effective Date



To the Banks and the Agent referred to below
In care of The Chase Manhattan Bank, N.A., as Agent
c/o Chemical Bank
Grand Central Tower
140 East 45th Street
New York, New York 10017-3162

Ladies and Gentlemen:

          We have acted as special counsel for The Limited, Inc., a Delaware corporation ("The Limited"), and its subsidiaries in connection with the Credit Agreement dated as of June 28, 1996 (the "Credit Agreement") among Abercrombie & Fitch Stores, Inc., A & F Trademark, Inc., the banks listed on the signature pages thereof (the "Banks") and The Chase Manhattan Bank, N.A., as Administrative Agent (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

          1. Each of the Loan Documents constitutes a valid and binding agreement of each of the Borrowers, the Guarantors and the Limited (collectively, the "Companies") that is a party thereto, in each case enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

          2. None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          The foregoing are subject to the following qualifications:

          (a) We express no opinion as to the effect (if any) of (i) any law of any jurisdiction (except the State of New York) in which any Bank is located that may limit the rate of interest that such Bank may charge or collect or (ii) the effect of Section 548 of the United States Bankruptcy Code or any similar provisions of state law.

          (b) We have assumed that (i) each of the Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) the execution, delivery and performance by each Company of each Loan Document to which it is a party are within its powers, have been duly authorized by all necessary action on the part of such Company and its stockholders, require no action by or in respect of, or filing with, any Governmental Authority (other than such as have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or By-laws of such Company or of any judgment, injunction, order or decree or any material agreement or other material instrument binding upon such Company.

          We are members of the bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the Federal laws of the United States of America.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                                           Very truly yours,

                                                                     EXHIBIT D-3



                                                                [Effective Date]


                        Abercrombie & Fitch Stores, Inc.
                        --------------------------------
                             A & F Trademark, Inc.
                             ---------------------
                               Credit Agreement
                               ----------------



Dear Sirs:

          We have participated in the preparation of (i) the Credit Agreement dated as of June 28, 1996 (the "Credit Agreement"), among Abercrombie & Fitch Stores, Inc., a Delaware corporation ("A & F"), A & F Trademark, Inc., a Delaware corporation ("Trademark Co."), the banks listed on the signature pages thereof (the "Banks"), and The Chase Manhattan Bank, N.A., as Administrative Agent (the "Agent") and (ii) the Guarantee Agreement dated as of June 28, 1996 (the "Guarantee Agreement"), among Abercrombie & Fitch Holding Corporation, A & F, Trademark Co. (collectively, the "Guarantors") and the Agent, and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement and the Guarantee Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Based upon the foregoing, we are of opinion that the Credit Agreement constitutes a valid and binding agreement of each of A & F and Trademark Co., the Guarantee Agreement constitutes a valid and binding agreement of each Guarantor, and the Notes constitute valid and binding obligations of A & F and Trademark Co., in each case enforceable against A & F, Trademark Co. or the Guarantors, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditor's rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. With respect to the foregoing opinion, (i) insofar as provisions contained in the Credit Agreement provide for indemnification, the enforceability thereof may be limited by public policy considerations, (ii) the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction and (iii) we express no opinion as to the effect of the laws of any jurisdiction other than the State of New York where any lender may be located or where enforcement of the Credit Agreement may be sought that limits the rates of interest legally chargeable or collectible.

          In giving this opinion, we have assumed that (i) each of the Borrowers and the Guarantors is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) the execution and delivery, and the performance, by each of the Borrowers and the Guarantors of each Loan Document to which it is a party are within its powers, have been duly authorized by all necessary action on the part of such Borrower or Guarantor and its respective stockholders, require no action by or in respect of, or filing with, any Governmental Authority (other than such as have been duly taken or made) and do not contravene, or constitute a default under any provision of applicable law or regulation or of the certificate of incorporation or By-Laws of such Borrower or Guarantor or of any judgment, injunction, order or decree or any material agreement or other material instrument binding upon such Borrower or Guarantor.

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware. This opinion is rendered solely to you in

                                                                               3
connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than an Assignee or Participant) without our prior written consent.

                              Very truly yours,



To the Banks and the Agent
Referred to Herein
   In care of The Chase Manhattan
   Bank, N.A., as Agent
       c/o Chemical Bank
           Grand Central Tower
           140 East 45th Street
               New York, NY 10017-3162